Exhibit 99.2
June 16, 2010

Joseph L. D’Amico
President and Chief Operating Officer	UPS Overnight Delivery
Apollo Group, Inc.
4025 South Riverpoint Parkway	Tracking #1Z A54 67Y 01 9182 4291
Phoenix, AZ 85040

RE:	Final Program Review Determination
OPE ID: 02098800
PRCN: 200920926841
Dear Mr. D’Amico:
The U.S. Department of Education’s (Department’s) School Participation Team — San Francisco/Seattle issued a program review report on December 28, 2009, covering University of Phoenix’s (UOP’s) administration of programs authorized pursuant to Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C. §§ 1070 et seq. (Title IV, HEA programs), for the 2007-2008 and 2008-2009 award years. UOP’s final response was received on April 30, 2010. A copy of the program review report (and related attachments) and UOP’s response are attached. Any supporting documentation submitted with the response is being retained by the Department and is available for inspection by UOP upon request. Additionally, this Final Program Review Determination (FPRD), related attachments, and any supporting documentation may be subject to release under the Freedom of Information Act (FOIA) and can be provided to other oversight entities after this FPRD is issued.
Purpose:
Final determinations have been made concerning all of the outstanding findings of the program review report. The purpose of this letter is to close the review.
Liabilities totaling $1,816,556.84 have been repaid by UOP. No further action is required.
Record Retention:
Program records relating to the period covered by the program review must be retained until the later of: resolution of the loans, claims or expenditures questioned in the program review; or the
U.S. Department of Education, Federal Student Aid, School Participation Team — San Francisco/Seattle
50 Beale Street, Suite 9800, San Francisco 94105-1863
www.FederalStudentAid.ed.gov

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OPE ID: 02098800
PRCN: 200920926841

end of the retention period otherwise applicable to the record under 34 C.F.R. §§ 668.24(e)(1), (e)(2), and (e)(3).
The Department expresses its appreciation for the courtesy and cooperation extended during the review. If the institution has any questions regarding this letter, please contact Donna Wittman at (415) 486-5618.
Sincerely,

Martina Fernandez Rosario
Acting Area Case Director
Enclosures: Final Program Review Determination letter (FPRD)

cc:	Shawn Tebben, Vice President, Apollo Financial Aid
Kristen Vedder, Associate Vice President, Apollo Group
Terri Candelaria, Executive Director, Arizona State Board for Private Postsecondary Education
North Central Association of Colleges and Schools
Rick Buckingham, Vice President, Compliance, USA Funds

Prepared for University of Phoenix

OPE ID 02098800
PRCN 200920926841
Prepared by:
U.S. Department of Education
Federal Student Aid
School Participation Team – San Francisco/Seattle
Final Program Review Determination
June 16, 2010
50 Beale Street Suite 9800, San Francisco, CA 94105-1863
www.FederalStudentAid.ed.gov

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Table of Contents

A. Institutional Information	3
B. Scope of Review	4
C. Findings and Final Determinations	5
Resolved Findings	5
Resolved Findings with Comments	5
Finding 1. Return To Title IV (R2T4) Funds Made Late	5
Finding 2. Financial Need Incorrectly Determined	7
Finding 3. Failure to Verify Data that UOP Had Reason to Believe was Incorrect or Failing to Complete Verification of Files Marked for Verification	9
D. Summary of Liabilities	10
E. Appendices	10
Appendix A: Program Review Student Sample	11
Appendix B: Finding 2, Students With Overpayments	12
Appendix C: Program Review Report	13
Appendix D: UOP’s Response to the Program Review Report	45
Appendix E: Finding 3, Cost of Funds Calculation	62

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A. Institutional Information
University of Phoenix
4615 East Elwood Street
Phoenix, AZ 85040-1958
Type: Proprietary
Highest Level of Offering: Master’s Degree or Doctor’s Degree
Accrediting Agency: North Central Association of Colleges and Schools
Current Student Enrollment: 443,000 as of August 31, 2009
% of Students Receiving Title IV: 84% (2008-2009)
Title IV Participation (Source: Compliance Audit for Year Ended August 31, 2009):

Federal Pell Grant (Pell)	$726,996,467
Federal Supplemental Education Opportunity Grant (FSEOG)	$4,334,913
Federal Perkins Loan (Perkins)	$88,280
Federal Family Education Loan (FFEL)	$4,262,911,446
Federal Direct Loan (FDL)	$368,567
Academic Competitiveness Grant (ACG)	$378,459
National Science and Mathematics Access to Retain Talent Grant (SMART)	$4,514,228
Teacher Education Assistance for College and Higher Education Grant (TEACH)	$415,995
Total for Fiscal Year Ended August 31, 2009:	$5,000,008,635

Default Rate FFEL/DL:	2007:	9.3%	(15.9% for 2007 Preliminary Three Year Trial Rate)
	2006	7.2%
	2005:	7.3%

Default Rate Perkins:	2008	45.78%
	2007	2.04%
	2006	4.5%

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B. Scope of Review
The U.S. Department of Education (the Department) conducted a review of the student financial assistance programs administered by the University of Phoenix (UOP) from February 23, 2009 to February 27, 2009. Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C. §§ 1070 et seq. (Title IV, HEA programs). The review was conducted by Donna Wittman, Marcia Clark, Dale Hillard, and Frank Reyes.
Based upon an analysis of the Department’s data, the Department determined that UOP had a significant number of occurrences in the following areas:
1.	Significant Increase in Federal Pell Grant Volume and High Rate of Withdrawals with Low Rate of Loan Adjustments;

2.	High Rate of “C” Comment Codes[1] for Loan and Grant Recipients; and

3.	High Rate of Unchanged Adjusted Gross Incomes Greater than $0.
A sample of 30 files for each of these characteristics (a total of 90 files) was identified for review for two award years as follows:
1.	Significant Increase in Pell Grant Volume and High Rate of Withdrawals with Low Rate of Loan Adjustments
a.	2006-2007 Award Year – 15 files

b.	2007-2008 Award Year – 15 files
2.	High Rate of Comment Codes for Loan and Grant Recipients
a.	2007-2008 Award Year – 15 files

b.	2008-2009 Award Year – 15 files
3.	High Rate of Unchanged Adjusted Gross Incomes Greater than $0.
a.	2007-2008 Award Year – 15 files

b.	2008-2009 Award Year – 15 files
Appendix A lists the names and social security numbers of the students whose files were examined during the program review. A program review report (PRR) was issued on December 28, 2009. Appendix A contains personally identifying information and will be provided to UOP in an encrypted electronic format.
Disclaimer:

[1]	The “C” Code is generated by the Department’s Central Processing System (CPS). A “C” indicates that CPS was unable to calculate an Estimated Family Contribution (EFC) due to an eligibility or processing issue requiring resolution by an institution.

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Although the review was thorough, it cannot be assumed to be all-inclusive. The absence of statements in the report concerning UOP’s specific practices and procedures must not be construed as acceptance, approval, or endorsement of those specific practices and procedures. Furthermore, the absence of such statements does not relieve UOP of its obligation to comply with all of the statutory or regulatory provisions governing the Title IV, HEA programs.
C. Findings and Final Determinations
Resolved Findings
Findings 4-6.
UOP has taken the corrective actions necessary to resolve findings 4-6 of the PRR. Therefore, these findings may be considered closed. University of Phoenix, “Program Review Report Response,” April 30, 2010. Findings that are resolved and addressed with further comment are discussed below.
Resolved Findings with Comments
The following program review findings have been resolved by UOP, and may be considered closed. These findings are included solely for the purpose of discussing resolution of the finding. A copy of the PRR issued on December 28, 2009 is attached as Appendix C.
Finding 1. Return To Title IV (R2T4) Funds Made Late
Citation Summary: When a student withdraws from an institution, the institution must return any unearned Title IV funds within 45 days after the date of the institution’s determination that the student withdrew. 34 C.F.R. § 668.22(j). The date of an institution’s determination that the student withdrew is defined by regulation as:
•	For a student who provides notification of his or her withdrawal, the date of withdrawal is the student’s withdrawal date or the date of notification of withdrawal, whichever is later.
o	For institutions required to take attendance, the withdrawal date is the last date of academic attendance as determined from an institution’s attendance records.

o	For institutions not required to take attendance, the withdrawal date is the date on which the student began the withdrawal process described by the institution, the date on which the student otherwise provided official notification to the institution, in writing or orally, of his or her intent to withdraw.

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•	For a student who does not provide notification of his or her withdrawal, the date of determination is the date that the institution becomes aware that the student ceased attendance.
Noncompliance Summary: Out of the 90 files reviewed by the Department, 49 Title IV recipients withdrew from UOP during the award years reviewed. Unearned Title IV funds were due in the case of 48 Title IV recipients. In the case of eight students, Title IV funds were not returned timely. These late returns represent two out of 23 (9%) for the 2007-2008 award year and six out of 21 (29%) for the 2008-2009 award year.
Required Action Summary: Due to the high error rate for the 2008-2009 award year (29%), UOP must reimburse the Department for the cost of Title IV funds paid untimely for the 2008-2009 award year. In order to identify such liability, UOP was given the option of performing a full file review of all students for whom R2T4 was paid for the 2008-2009 award year, of reviewing and reporting for statistically random sample files chosen by the Department, or by identifying the liability on the basis of a projection of liability using the data in the statistical sample used in the PRR.
UOP was further required to establish policies and procedures to assure the timely payment of R2T4 funds for students who withdraw.
UOP’s Response: In its response, UOP chose to use the PRR statistical sample to identify the liability for this finding. Such sample yielded a projected liability of $659,296.442 for the costs to the Department of the late R2T4. UOP further submitted a bank draft for $659,296.44 in payment of the liability. UOP further implemented policies and procedures that it claims will ensure timely processing of R2T4 funds. See Appendix D, pp. 3 – 5.
Final Determination:
While UOP returned Title IV funds due to student withdrawals, it returned them untimely. UOP’s liability, therefore, is for the cost to the Department for the delayed return of funds. The Department projected liabilities based on the results of a review of the valid statistical sample used in the PRR. An average liability for the cost of funds was calculated for the statistical sample ($4,738), and this average was multiplied against the population (139,141) being reviewed. Therefore, the projected liability for the cost of the funds for this finding is $659,296.44 payable to the Department.
Due to the number of unpaid and late refunds, UOP is required to have on file with the Department an irrevocable Letter of Credit (LOC) equal to 25% of the total refunds the

[2]	See Appendix C hereto at p. 43.

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institution paid, or should have paid, during the most recently closed fiscal year (34 C.F.R. § 668.173(d)). Prior to issuance of this FPRD, UOP resolved this requirement by submitting the required letter of credit acceptable and payable to the Secretary. Accordingly, this finding is resolved.
Finding 2. Financial Need Incorrectly Determined
Citation Summary: A student’s total financial aid and other estimated financial assistance may not exceed a student’s financial need as determined under § 428 of the HEA. Estimated Financial Assistance (EFA) is defined as the estimated amount of assistance for a period of enrollment that a student or a parent will receive from Federal, State, institutional, or other sources, such as, scholarships, grants, net earnings from need-based employment, or loans, including, but not limited to, any educational benefits paid because of enrollment in a postsecondary education institution, or to cover post-secondary education expenses. 34 C.F.R. § 682.200(b).
If an institution treats a waiver as a payment of tuition and fees charged to a student, then that waiver of tuition and fees would be considered as a financial aid resource and the cost of attendance calculation would include the full amount of the tuition and fees. DCL GEN-00-24 (December 2000). See also 2008-2009 Federal Student Aid Handbook, 3-20.
In no case may a FFEL or FDL amount exceed the student’s estimated cost of attendance (COA) less
•	The student’s EFA; and

•	The borrower’s Estimated Family Contribution (EFC) for subsidized loans, but unsubsidized loan funds may be used to substitute for EFC.
Noncompliance Summary: UOP has a number of sales promotions where it waives fees of varying amounts. One such program is UOP’s Education Tuition Program for employees in good standing that provides a waiver for 100% of the tuition and certain other fees, as well as a waiver of 80% of the tuition for family members. UOP’s practice was to post full charges to students’ ledgers, then post any waiver or discount as a credit adjustment to ledgers. When packaging Title IV aid, UOP did not adjust the EFA to take these various fee waivers and discounts into account.
UOP personnel stated that they had never included discounts and waivers in the EFA when calculating need. UOP discovered this error in an internal audit that reviewed the need calculations for 100 randomly chosen files. Out of these 100 files, it found that 62 included fee waivers with potential overawards. Out of these 62 files, UOP found that five students received Title IV overawards totaling $17,000. Due to this discovery, UOP stated that it had undertaken the review of the files of all students receiving employee

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tuition waivers during the 2007-2008 and 2008-2009 award years. UOP officials, however, also stated that disregarding such fee waivers and discounts would rarely result in a Title IV overaward.
Required Action Summary: The PRR required UOP to continue its file review of all students who received employee tuition benefits during the 2007-08 and 2008-09 award years and submit a report of such review to the Department. UOP was directed to recalculate the EFA and need of each of these students, and determine whether an overaward occurred and the extent of any overaward. UOP was further required to engage an independent public accountant (IPA) to test UOP’s review.
UOP was also required to establish and implement policies and procedures that will assure that any adjustment to tuition and/or fees, including, but not limited to, “promotional” adjustments, “discounts,” “waivers,” or other credit adjustments known or contracted for at the time of a student’s enrollment, are included in the EFA when calculating need for any Title IV recipient.
UOP’s Response: In its response, UOP noted that the cost of attendance (COA) at UOP will usually exceed the financial assistance received by students. UOP determined, however, that its employee tuition assistance benefits were not consistently included in the EFA when financial need was determined. UOP conducted the required file review and submitted a report of its review, together with the required independent public accountant attestation with its response. Its review revealed overpayments of FFEL funds totaling $1,146,351 for 539 students in the 2007-20083 and 2008-20094 award years.
In response to the PRR, UOP also returned overpayment amounts to the individual FFEL accounts of students.
UOP further implemented procedures that it claims will assure that all financial resources are included in the EFA for all students when financial need is determined.
Final Determination: UOP is liable for the return of all overpayments caused by its failure to correctly determine the financial need of students who received employee tuition assistance. UOP has returned the overpaid funds as required and implemented corrective action. This finding is resolved and no further action is required. In its next scheduled annual audit, UOP’s auditor must comment on the effectiveness of the corrective action taken to resolve this finding.

[3]	$855,256 of overawards for 441 students.

[4]	$291,095 of overawards for 98 students.

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Finding 3.	Failure to Verify Data that UOP Had Reason to Believe was Incorrect or Failing to Complete Verification of Files Marked for Verification.
Citation Summary: Institutions must require Title IV applicants to verify information used to calculate an applicant’s Federal Pell EFC in two events:
1.	when the application is selected by the Secretary of Education to be verified; and

2.	when an institution has reason to believe that any information on an application used to calculate an EFC is inaccurate.
34 C.F.R. § 668.54(a).
Noncompliance Summary: In the statistical sample of 45 files for the 2007-2008 award year,5 two files6 revealed verification errors (4.4% error rate). In the case of Student #77, the file revealed information that indicated an erroneous reporting of income items. As to Student # 84, UOP verified a file marked for verification using the income tax return for the wrong base year.
Required Action Summary: UOP was directed to review the files, complete verification, and recalculate the EFCs to determine whether overawards occurred. UOP was advised that if unable to properly verify information for the two students, it would be liable for the return of Title IV funds, together with the cost of the funds to the Department.
UOP’s Response: In its response, UOP recalculated the EFC for Student #77, using data corrections. The student had withdrawn and Title IV funds were returned. The recalculation resulted in no change in the student’s eligibility. As to Student #84, UOP was unable to verify the student’s 2006-2007 Institutional Student Information Report (ISIR) with the correct income tax return. UOP appropriately returned the Title IV funds disbursed to the student, $9,379.37 ($2,025 Pell, $7,354.37 FFEL). UOP further submitted a bank draft for $1,530.03 with its response to pay for the cost of the funds to the Department.
Final Determination: UOP is liable for the return of funds disbursed to Student #84 during the 2006-2007 award year, as well as the cost of such funds to the Department as follows:

[5]	Student files #1-15, #31-45, and #76-90.

[6]	Student files #77 and #84.

[7]	During UOP’s response preparation, the Department advised UOP of the cost of funds based on the return of funds for Student #84 on January 7, 2010. See Appendix E: Finding 3, Cost of Funds Calculation.

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2006-2007 Pell	$2,025.00
Pell Cost of Funds	$217.48
FFEL	$7,354.37
FFEL Interest & Special Allowance	$1,312.55

Total	$10,909.40
UOP has returned the Title IV funds disbursed and submitted payment for the cost of funds to the Department. Accordingly, this finding is resolved and requires no further action.
D. Summary of Liabilities
The following liabilities were identified in this Final Program Review Determination (FPRD):
Actual Liabilities By Finding

			Cost of Funds,
			Interest and
			Special
Liabilities	Pell	FFEL	Allowance	Total For Finding
Finding 1			$659,296.44	$659,296.44
Finding 2		$1,146,351.00		$1,146,351.00
Finding 3	$2,025.00	$7,354.37	$1,530.03	10,909.40
Total FPRD Liability				$1,816,556.84
Paid to Student Loan Accounts		$1,153,705.37
Paid to Department (Pell in amount of $2,025 paid prior to issuance of FPRD)			$660,826.47
UOP has paid the above liabilities prior to issuance of this FPRD.
E. Appendices
Appendices A and B contain personally identifiable information and will be emailed to UOP as an encrypted WinZip file using Advanced Encryption Standard, 256-bit. The password needed to open the encrypted WinZip file will be sent in a separate email.
Appendices C and D are attached to this FPRD.

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Appendix A: Program Review Student Sample
Contains Personally Identifiable Information
Provided Only in Electronically Encrypted File

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Appendix B: Finding 2, Students With Overpayments
Contains Personally Identifiable Information
Provided Only in Electronically Encrypted File

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Appendix C: Program Review Report

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Prepared for
University of Phoenix

OPE ID 02098800
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Prepared by
U.S. Department of Education
Federal Student Aid
School Participation Team — San Francisco/Seattle Team
Program Review Report
December 28, 2009
50 Beale Street, Suite 9800, San Francisco 94105-1863
www.FederalStudentAid.ed.gov

University of Phoenix
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Table of Contents

A.	Institutional Information		2

B.	Scope of Review		3

C.	Findings		4

	Finding 1.	Return To Title IV (R2T4) Funds Made Late	4
	Finding 2.	Financial Need Incorrectly Determined	14
	Finding 3.	Failure to Verify Data that UOP Had Reason to Believe was Incorrect or Failing to Complete Verification of Files Marked for Verification	18
	Finding 4.	Use of Title IV for Non-Program Purposes	21
	Finding 5.	Failure to Monitor Institutional Attendance Policy	22
	Finding 6.	Enrollment Status Not Verified Before Disbursement	24

D.	Appendices		26

	Appendix B -	Cost of Funds Worksheet	27
	Appendix C -	Statistical Sample Projection Matrix	28
	Appendix D -	Finding 5 and Finding 6: Violations of UOP’s 29 Day Absence Rule / Use of Incorrect Date of Determination	29

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A. Institutional Information
University of Phoenix
4615 East Elwood Street
Phoenix, AZ 85040-1958
Type: Proprietary
Highest Level of Offering: Doctor’s Degree
Accrediting Agency: North Central Association of Colleges and Schools
Current Student Enrollment: (2008-2009): 362,100 as of August 31, 2008
% of Students Receiving Title IV: 84% (2008-2009)
Title IV Participation (Source: Compliance Audit for Year Ended August 31, 2008):

Federal Pell Grant (Pell)	$440,438,871
Federal Supplemental Education Grant (FSEOG)	$3,210,123
Federal Perkins Loan (Perkins)	$222,000
Federal Family Education Loan (FFEL)	$3,115,552,707
Academic Competitiveness Grant (ACG)	$121,194
National Science and Mathematics Access to Retain Talent Grant (SMART)	$3,631,740

Total for Fiscal Year Ended August 31, 2008:	$3,563,176,635

Default Rate FFEL:	2006	7.2%
	2005	7.3%
	2004	7.5%

Default Rate Perkins :	2007	4.5%
	2006	4.1%
	2005	19.1%

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B. Scope of Review
The U.S. Department of Education (Department) conducted a program review at the University of Phoenix (UOP) from February 23, 2009 to February 27, 2009. The review was conducted by Donna Wittman, Marcia Clark, Dale Hillard, and Frank Reyes.
Based upon an analysis of the Department’s data, the Department determined that UOP had a significant number of occurrences in the following areas:
1.	Significant Increase in Federal Pell Grant Volume and High Rate of Withdrawals with Low Rate of Loan Adjustments;

2.	High Rate of “C” Comment Codes[1] for Loan and Grant Recipients; and

3.	High Rate of Unchanged Adjusted Gross Incomes Greater than $0.
A sample of 30 files for each of these characteristics (a total of 90 files) was identified for review for two award years as follows:
1.	Significant Increase in Pell Grant Volume and High Rate of Withdrawals with Low Rate of Loan Adjustments
a.	2006-2007 Award Year—15 files

b.	2007-2008 Award Year—15 files
2.	High Rate of Comment Codes for Loan and Grant Recipients
a.	2007-2008 Award Year —15 files

b.	2008-2009 Award Year — 15 files
3.	High Rate of Unchanged Adjusted Gross Incomes Greater than $0.
a.	2007-2008 Award Year—15 files

b.	2008-2009 Award Year— 15 files
The names and Social Security Numbers of all 90 students are identified on Appendix A to the Program Review Report. Appendix A contains personally identifying information and will be provided to UOP in an encrypted electronic format.
Disclaimer:
Although the review was thorough, it cannot be assumed to be all-inclusive. The absence of statements in the report concerning UOP’s specific practices and procedures must not be construed as acceptance, approval, or endorsement of those specific practices and procedures. Furthermore, the absence of such statements does not relieve UOP of its

[1]	The “C” Code is generated by the Department’s Central Processing System (CPS). A “C” indicates that CPS was unable to calculate an Estimated Family Contribution (EFC) due to an eligibility or processing issue requiring resolution by an institution.

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obligation to comply with all of the statutory or regulatory provisions governing the Title IV, HEA programs.
This report reflects initial findings. These findings are not final. The Department will issue its final findings in a subsequent Final Program Review Determination (FPRD) letter.
C. Findings
During the review, the Department noted several areas of noncompliance. Findings of noncompliance are referenced to the applicable statutes and regulations and specify the actions to be taken by UOP to bring operations of the financial aid programs into compliance with statutes and regulations.
Finding 1. Return To Title IV (R2T4) Funds Made Late
Citation: When a student withdraws from an institution, the institution must return any unearned Title IV funds within 45 days after the date of the institution’s determination that the student withdrew. 34 C.F.R. § 668.22(j). The date of an institution’s determination that the student withdrew is defined by regulation as:
•	For a student who provides notification of his or her withdrawal, the date of withdrawal is the student’s withdrawal date or the date of notification of withdrawal, whichever is later.
•	For institutions required to take attendance, the withdrawal date is the last date of academic attendance as determined from an institution’s attendance records.

•	For institutions not required to take attendance, the withdrawal date is the date on which the student began the withdrawal process described by the institution, the date on which the student otherwise provided official notification to the institution, in writing or orally, of his or her intent to withdraw
•	For a student who does not provide notification of his or her withdrawal, the date of determination is the date that the institution becomes aware that the student ceased attendance.
34 C.F. R. § 668.22(1)(3), 34 C.F.R. §§ 668.22(b) and (c).
“Official notification to the institution” is a notice of intent to withdraw that a student provides to an office designated by the institution. 34 C.F.R. § 668.22(c)(5). An institution may allow a student to rescind his or her official notification to withdraw by filing a written statement that he or she is continuing to participate in academically-related activities and intends to complete the payment period or period of enrollment. If, however, the student subsequently ceases to attend the institution prior to the end of the payment period or period

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of enrollment, the student’s rescission is negated and the withdrawal date is the student’s original date of withdrawal. 34 C.F.R. § 668.22(c)(2).
If a student proceeds to attend after notifying an institution of withdrawal, an institution that is not required to take attendance may choose to use the student’s last date of attendance as the withdrawal date, provided that the institution documents that the activity of the student after giving notice of withdrawal is:
•	Activity that is academically related; and

•	The institution documents the student’s attendance at the activity.
34 C.F.R. § 668.22(c)(3).
Institutions are required, upon the request of enrolled students, to make the requirements and procedures for officially withdrawing readily available. 34 C.F.R. § 668.43(a)(3).
An institution must also document a student’s withdrawal date and maintain the documentation as of the date of the institution’s determination that the student withdrew. 34 C.F.R. § 668.22(c)(4).
Noncompliance: In early 2008 , UOP sought to meet with the Department to discuss recent changes at UOP. In response to UOP’s request, UOP personnel2 met with the Department on March 28, 2008. At this meeting, UOP was advised that the Department had received a number of complaints in 2008 that:
•	Even though students tried to withdraw, UOP refused to acknowledge their withdrawal until weeks after they withdrew. Students complained that UOP personnel did not provide them with withdrawal information or did not provide withdrawal information timely.

•	Some of these students received credit balance checks after their withdrawal.

•	One student complained that after he told the enrollment counselor that he had no money and did not want to start school until his financial aid was finalized, the enrollment counselor told him to go ahead and start, that he “would need no money.” When the student’s financial aid was not approved, UOP began immediate collection efforts against the student. The student complained that he had been misled by UOP.

•	One student was advised by UOP that it is UOP’s policy to leave a student enrolled until 29 days after the student’s last date of attendance.

[2]	Joseph L. D’Amico, Executive Vice President/Chief Financial Officer, Apollo Group, Inc.; Dr. William J. Pepicello, President of UOP; Lee Finkel. Director of Dispute Resolution, UOP; Diane Thompson. Chief Human Resources Officer, Apollo Group, Inc.; Terri Bishop, Chief Communications Officer and Executive Vice President, Apollo Group, Inc.; and Robert Collins, Vice President, Student Financial Aid, Apollo Group, Inc.

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•	The Department’s resolution of the complaints indicated that when UOP performed R2T4 calculations, UOP failed to treat the students’ notice of withdrawal as the withdrawal date, choosing a date much later in time as the “date of determination.”
At this meeting. the Department provided UOP a written memorandum that summarized the complaints and identified eight complainants. The memorandum provided to UOP at the meeting set forth the following conclusions:
Information should be readily provided to students who express the desire to withdraw to their Instructors, Enrollment Counselors, or Financial Counselors.
For students who express the desire to withdraw by phone, email, or Official Withdrawal Form, the withdrawal process must start as of that date. The “29 days out of attendance” policy should not apply in these cases.3
Safeguards should be in place to prevent credit balance checks from being sent to students who have expressed a desire to withdraw and who have ceased attendance.4
Information regarding a student’s financial aid disposition and the status of his or her account with the University of Phoenix should be provided to students as soon as possible.
During the July 7, 2009 exit conference with UOP officials, UOP indicated that it had taken action to address the concerns of the Department as stated in the March 2008 meeting. UOP stated that it revised its withdrawal process in June 2008 and August 2008 to provide “more clarity to staff about processing of withdrawals and actions that must be taken by the staff.” On July 14, 2009, UOP provided the program reviewers with copies of documents reflecting the 2008 revisions and described training and directions given to staff to address the problem of failing to treat students’ attempts to withdraw as withdrawal notification.
Review of the student files in the program review process revealed however, that throughout 2008, UOP continued to fail to timely withdraw students who expressed a desire to withdraw, resulting in UOP’s untimely return of Title IV funds. Further, the documents reflecting UOP’s 2008 revisions and directions to staff were inconsistent and conflicted with existing UOP policies regarding determination of a student’s withdrawal.

[3]	The memorandum then identified four students who had complained that even though they had notified UOP of the fact of their withdrawal, UOP continued to treat them as enrolled students until they had been absent for at least 29 days.

[4]	The memorandum identified three students who complained that credit balance checks were mailed to them after they had notified UOP of withdrawal.

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UOP’s “Standard Office Procedure — Official Withdrawal” dated August 25, 2008,5 provides:
The official withdrawal process needs to be completed for any financial aid student (past or present) taking a break of attendance greater than 29 days (21 days for students attending a Georgia campus) without a Leave of Absence or who is completely withdrawing from the University. The Official Withdrawal Form needs to be completed and processed in order to properly reconcile the student’s account and meet the Department of Education’s Title IV guidelines.
A student who has received financial aid through University of Phoenix at any time notifies his or her counselor that s/he is requesting to officially withdraw or take a break greater than 29 days (or 21 days for students attending Georgia campus).
•	The official withdrawal process can begin with the enrollment, academic, or finance counselor.

•	The student may notify the representative by one of the following methods: phone, email, letter, or in person.

•	The counselor will perform due diligence to retain the student and/or reschedule him or her, but should a break in attendance of greater than 29 days (or 21 days for students attending a Georgia campus) be necessary, the student should be routed to the student’s finance counselor to discuss impacts of the withdrawal.
The procedure then directs that enrollment, academic, and finance counselors are to make efforts to retain the student or to have the student complete an Official Withdrawal Form. The finance counselor is also to review whether a leave of absence is appropriate and perform the final processing of the student’s withdrawal in the UOP system.
This UOP “Official Withdrawal” policy does not address a date of determination of withdrawal. It simply describes the internal procedure for processing a withdrawal. The issue of a date of determination is set forth in the undated UOP procedure entitled “Withdrawal Date — Date of Determination of Withdrawal.” This document states that UOP will determine the withdrawal date within 30 days of a student’s last date of attendance or the failure of a student to return from a scheduled leave of absence. Neither the “Official Withdrawal” procedure, nor the “Date of Determination” procedure provide for treatment of a student’s notice of withdrawal as an actual date of withdrawal or date of determination.
Among the documents provided by UOP in July 2009 to show action taken in response to the March 2008 Department concerns, was an email dated May 29, 2008 to enrollment counselors and financial aid staff addressing the multiple options for completion of the Official Withdrawal Form. This email indicates that: “A student notifies the Campus that

[5]	This document was provided to the program review team during the site visit and again as a document representing corrective action taken by UOP to address the March 2008 concerns of the Department.

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they intend to cease attendance by completing an Official Withdrawal Form.” While the email indicates that the Official Withdrawal Form can be completed by the student or UOP on behalf of a student who refuses to complete the form, the email does not indicate, as the “Official Withdrawal” process does, that a student may withdraw by telephone, email, letter, or in person.
Out of the 90 files reviewed by the Department, 49 Title IV recipients withdrew from UOP during the award years reviewed. Unearned Title IV funds were due in the case of 48 Title IV recipients. In the case of eight students, Title IV funds were not returned timely. These late returns represent two out of 236 (9%) for the 2007-2008 award year and six out of 217 (29%) for the 2008-2009 award year. Specifically:
2007-2008 Award Year:
Student #6 called UOP on April 7, 2008 and notified UOP that she withdrew from the program because she was not happy with the classes. Specifically, the UOP academic counselor noted: “The stu (sic) called me because she wants to drop from the program. She said that she is not happy with these classes.” When the UOP academic counselor told her that she would be financially responsible for two weeks of attendance, the student replied that she did not care. On that day, the UOP finance counselor emailed the student and acknowledged the student’s decision to withdraw from the program. The UOP counselor further notified her that “your last day of class will be today,” and advised her that after 29 days of absence, a calculation will be made to determine the amount of financial aid earned.
The student did not return to UOP after April 7, 2008. UOP did process the student’s account for account collection purposes on April 8, 2008. As to Title IV, however, UOP did not treat the student as a withdrawal until she had 34 days of consecutive absences, and then entered May 11, 2008 as the “date of determination” for R2T4 purposes. UOP returned unearned FFEL funds to the lender on May 27, 2008, 50 days after the student notified UOP that she was withdrawing.
Student #77’s last date of attendance was July 22, 2007 according to UOP’s attendance records. This online student advised UOP on July 24, 2007 that she was withdrawing because she was moving, would have no internet service, and would mail back the credit balance check that had been provided to her a week earlier.8 On August 2, 2007, UOP updated the student’s account to “WITHDRAWN COURSE” and initiated the automated drop adjustment process for billing purposes. Instead of treating the student as a withdrawal when she gave notice on July 24, 2007, UOP waited until 35 days after the student’s last date of attendance and entered August

[6]	Students #1, #2, #3, #5-#13, #15, #32, #33, #43, #65, #77, #81, #86, #87, #88, and #90.

[7]	Student #16-#30, #44, #46, #49, #58, #75, and #85.

[8]	The student did, in fact, return the credit balance funds to UOP.

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26, 2007 as the “date of determination” for Title IV purposes. UOP returned unearned Federal Family Education Loan (FFEL) funds to the lender on September 17, 2007, 55 days after the student notified UOP that she was withdrawing.
2008-2009 Award Year:
Student #21’s last date of attendance was October 9, 2008. On October 10, 2008, the student called her UOP academic counselor and said that she needed to withdraw from her one class due to personal, family reasons. The academic counselor told the student that she would have to talk with the finance counselor, who was out of town. She was also advised that financial aid would not be available to pay for her attendance to date. On October 23, 2008, the student confirmed to the academic counselor that she withdrew. On October 25, 2008, UOP treated the student as a withdrawal for purposes of billing the student by initiating the “Automated Drop Adjustment Process” in its student account system.
As to Title IV, however, UOP did not treat the student as a withdrawal until she had been absent for 31 days — a date that was 30 days after the student actually withdrew. UOP then entered November 9, 2008 as the “date of determination” for R2T4 purposes.
UOP returned unearned FFEL funds to the lender on November 26, 2008, 47 days after the student notified UOP that she was withdrawing.
Student #27 began attending UOP on September 23, 2008. There was no documentation in the student’s files indicating that the student had been notified of the total tuition and costs. When she received a credit balance check on October 15, 2008, the student sent an email to UOP wanting to know why it was so small, that she had expected more, and that she had to have at least $2,000 to pay for school supplies, equipment, room, and board. The student stated that she needed a “more tuition friendly school” because “I do not want all my financial aid eaten up in tuition.” The student’s last documented date of attendance was during the week ending October 20, 2008.
On October 29, 2008, the enrollment advisor confirmed that the student “said she’s not continuing.” On October 30, 2008, UOP updated the student’s account code to “WITHDRAWN COURSE” and treated the student as a withdrawal for billing purposes. (The student was enrolled in only one course.) Additional notes made on November 1 and November 6 noted the student’s withdrawn status. Finally, after 34 days of consecutive absences, UOP entered November 23, 2008 as the “date of determination” when it calculated R2T4. UOP returned unearned FFEL funds to the lender on December 11, 2008, 57 days after the student notified UOP that she was withdrawing and 52 days after the end of the student’s last week of attendance.

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Student #29’s last date of attendance was October 18, 2008. On October 22, 2008, he notified UOP that he withdrew. advising that “I would like to drop out of my classes because I don’t have time to do the classes and spend time with my family.” UOP withdrew the student from his classes on November 1, 2008 for billing purposes. UOP did not return unearned Title IV funds of $4,702.50 FFEL funds and $2,013 in Pell funds until December 8, 2008, 49 days after the student notified UOP that he had withdrawn.
Student #49 enrolled in UOP’s Master of Business Administration/Accounting (MBA/Accounting) program comprised of 54 credits. On September 16, 2008, the student successfully completed 39 MBA credits — enough to graduate with a general MBA. He proceeded to his next scheduled class to work toward the MBA/Accounting degree, but ceased attending on October 13, 2008. On October 17, 2008, he sent an email to his academic counselor asking to change his program to a general MBA — the degree for which he had already completed coursework.
He advised UOP by email on October 23, 2008 that: “I would like to finish here, with a standard MBA. I am withdrawing the current class.” (The student was enrolled in only one class.) On October 29, 2008, UOP updated the student’s account to “WITHDRAWN COURSE” and initiated the automated drop adjustment process for billing purposes. Instead of treating the student as a withdrawal when he gave notice on October 23, 2008, UOP waited until 34 days of consecutive absences, and entered November 16, 2008 as the date of determination when it calculated R2T4. UOP returned unearned FFEL funds to the lender on December 8, 2008, 46 days after the student notified UOP that he had withdrawn.
Student #58’s last date of attendance was during the week ending September 7, 2008. On September 8, 2008, the student called her UOP finance counselor who noted:
The student said she was not aware she would be taking out student loan funding. She would like to cancel these funds and drop. I explained the cost of 2 weeks of attendance and sent her the official cancellation form. I asked that she speak with her EC before making her final decision.
After this notification that she had withdrawn, the UOP enrollment counselor emailed and called the student a number of times regarding her absence. The enrollment counselor noted that he spoke with the student on September 17, 2008 and that the student said she was very busy and would have to make time to go to class. No documentation in the file indicated that the student rescinded her withdrawal or attended at any time after notifying UOP of her wish to withdraw.

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UOP returned unearned funds for Student #58 on October 28, 2008, 50 days after the student first notified UOP of her wish to withdraw. When it performed the R2T4 calculation, UOP noted the date of determination as October 12, 2008, 34 days after September 8, 2008, the date on which the student notified UOP of her wish to withdraw.
Student #75’s file indicated a last date of attendance of July 30, 2008. On June 5, 2008, the student spoke with UOP and stated that she was “very upset,” complained about her class, said she felt misled by the enrollment counselor, and was going to transfer to another institution. On June 10, 2008, UOP noted that the student was “taking a break” from class, but no leave of absence (LOA) appeared in the record. The next day, June 11, 2008, UOP received an email from the student advising that she needed a break longer than two weeks. UOP noted that the student emailed on July 31, 2008, that “I will need 4 weeks. I can’t start right away.”
Finally, on August 4, 2008, UOP received the following email from the student:
As I stated before I have too many other responsibilities and obligations to continue on in the Masters Program and I am dropping the current course and will not be attending any future courses.
When the program reviewers interviewed the student during and after the program review site visit, the student stated that when she tried to withdraw, UOP would not let her withdraw due to the adverse effect on financial aid. The student further stated that when UOP would not let her withdraw, she “took a break” and UOP proceeded to sign her up in a second class without her permission. The student indicated that she emailed her instructor on a number of occasions stating that she had to withdraw, finally emailing on August 4, 2008 that “I am dropping the current course and will not be attending any future courses.”
On August 19, 2008, UOP initiated the automated drop adjustment process for billing purposes. Instead of treating the student as a withdrawal when she gave notice on June 5, 2008, UOP disregarded the student’s notice and entered September 7, 2008 as the “date of determination” for Title IV purposes. UOP returned unearned FFEL funds to the lender on September 29, 2008, 56 days after the student’s last date of attendance and documented academically-related activity.
The above files evidence that:
•	UOP disregarded the regulatory requirement of 34 C.F.R. § 668.22(j) of treating the day that a student notifies of his or her intent to withdraw, as the withdrawal date.

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•	UOP follows its own written procedure entitled “Withdrawal Date — Date of Determination of Withdrawal” and, regardless of the fact that a student actually provided notification of withdrawal at an earlier date, does not treat a student as withdrawn until 30 days of absence.
•	UOP’s procedure of disregarding students’ attempts to withdraw is systemic in nature, echoing the student complaints discussed with UOP in the March 2008 meeting.
•	The actions taken by UOP in June 2008 and August 2008 to address the Department’s March 2008 stated concerns about disregarding a student’s notice of withdrawal and implementing safeguards to prevent the transmittal of credit balance checks after a notice of withdrawal, were ineffective as corrective action.[9]
•	UOP’s procedures and disregard of student attempts to withdraw results in the untimely return of unearned Title IV funds.
The program reviewers advised UOP that the error rate of late return of Title IV funds for 2008-2009 files (29%) required a determination of the cost to the Department of the funds paid late. UOP was advised that it is the Department’s procedure to require a file review of all files or to project the liability based on review of a random statistical sample. UOP requested that the Department provide it the opportunity to resolve the costs associated with this finding by projecting liability on the basis of the program review sample (21 files with R2T4 for 2008-09), rather than a full statistical sample of 383 files.10
Required Action: Due to the high error rate for the 2008-2009 award year (29%), UOP must reimburse the Department for the cost of Title IV funds paid untimely for the 2008-2009 award year. Upon consideration of UOP’s request to determine such costs based on projection of the program review sample of 21 R2T4 files for 2008-2009, the Department has determined that UOP’s liability may be determined on the basis of one of three methodologies as set forth below.
(1)	The projection of liability to the entire 2008-2009 R2T4, calculated on the 21 program review files. Such liability is $659,296.44, as set forth in Appendix B, the Cost of Funds Worksheet; and Appendix C, Statistical Sample Projection Matrix;

(2)	The projection of liability to the entire 2008-2009 R2T4, calculated on a full random statistical sample of 383 files. If UOP chooses this option, it is to

[9]	Student #58 notified UOP of her withdrawal in September 2008. Students ##21, 27, 29, and 49 notified UOP of their withdrawal in October 2008.

[10]	The number of students for whom an R2T4 calculation was processed during the 2008-09 award year was 139,141. A random statistical sample that would result in an allowable error rate of 5% and a confidence rate of 95% for a universe of 139,141 is a sample comprised of 383 files.

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provide to the Department the data base of all students for whom Title IV funds were payable due to student withdrawals, within ten days of UOP’s receipt of this Program Review Report. Such data base shall include the name, UOP student identification number (IRN), and the Social Security Number of each student. The Department will then identify all student files to be reviewed in the random statistical sample.

(3)	A determination of liability based on a review of the files of all students for whom Title IV funds were unearned due to students’ withdrawals.
In the event UOP opts to determine the cost to the Department based on a review of a random statistical sample (Option 2, above) or a review of the entire population for whom R2T4 was due (Option 3, above), UOP must review the files to determine the date on which each student in the sample began the withdrawal process by providing notice to UOP, the date on which the student otherwise provided official notification to the institution, in writing or orally, of his or her intent to withdraw. If UOP contends that subsequent attendance by the student constitutes a rescission of withdrawal, it must have a written statement from the student that he or she is continuing to participate in academically-related activities and intends to complete the payment period or period of enrollment. If the student, however, subsequently ceased to attend UOP prior to the end of the payment period or period of enrollment, the student’s rescission is negated and the withdrawal date is the student’s original date of withdrawal. UOP must determine the correct date of determination and extent of timeliness of R2T4.
If UOP opts to conduct a file review (of either a random sample or of the entire R2T4 population for 2008-2009), in response to this Program Review Report, UOP must provide a report that sets forth the results of its review with the following information for each student for whom R2T4 was not made within 45 days of the date of determination:
a)	Student Name, last name first

b)	Student Social Security Number

c)	Student IRN

d)	Date on which student began the withdrawal process

e)	Amount and date on which R2T4 funds were returned, reported by program (Pell, Subsidized FFEL, Unsubsidized FFEL, FSEOG, etc.)
UOP must engage an Independent Public Accountant (IPA) to test the file review completed by UOP. The IPA must develop a set of procedures designed for testing the accuracy and completeness of the file review. The suggested procedures must be provided to the Department within 30 days of UOP’s receipt of this Program Review Report. The Department will review the procedures, indicate if any changes are needed, and approve the procedures. The IPA must apply the Agreed Upon Procedures to test the file review completed by UOP, and prepare a report including any exceptions noted during its testing. The exceptions must be detailed and identified. Exceptions must be reported for all file

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review elements as specified in the finding requirement as presented in the Program Review Report. The IPA must prepare the report in accordance with the American Institute of Certified Public Accountants (AICPA) Attestations Standards. The IPA’s report must be submitted with UOP’s response to this Program Review Report.
UOP will be liable for the cost of R2T4 funds not timely paid. The amount of liability for this finding will be identified as $659,296.44 if UOP opts to determine liability on the basis of the program review sample (Option 1, above). If UOP opts to perform a file review, the liability will be identified in the FPRD.
In addition to the file review as described above, UOP must establish and implement policies and procedures that will assure that when students provide notice of withdrawal, that it treats such notice as the date of determination and returns Title IV funds timely. UOP must also establish and implement procedures that will assure that students who request withdrawal be provided an explanation of the requirements and procedures for officially withdrawing. A copy of such policies and procedures must be provided with the response to this Program Review Report.
Finding 2. Financial Need Incorrectly Determined
Citation: A student’s total financial aid and other estimated financial assistance may not exceed a student’s financial need as determined under § 428 of the HEA. Estimated Financial Assistance (EFA) is defined as the estimated amount of assistance for a period of enrollment that a student or a parent will receive from Federal, State, institutional, or other sources, such as, scholarships, grants, net earnings from need-based employment, or loans, including, but not limited to, any educational benefits paid because of enrollment in a postsecondary education institution, or to cover post-secondary education expenses. 34 C.F.R. § 682.200(b).
If an institution treats a waiver as a payment of tuition and fees charged to a student, then that waiver of tuition and fees would be considered as a financial aid resource and the cost of attendance calculation would include the full amount of the tuition and fees. DCL GEN-00-24 (December 2000). Sec also 2008-2009 Federal Student Aid Handbook, 3-20.
In no case may a FFEL or DL amount exceed the student’s estimated cost of attendance (COA) less
•	The student’s EFA; and

•	The borrower’s EFC for subsidized loans, but unsubsidized loan funds may be used to substitute for EFC.
Noncompliance: UOP has a number of sales promotions where it waives fees of varying amounts. For instance, it has a program of waiving 10% of the tuition for Walmart

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employees (Student #56), 5% discount for alumni (Students #63, #67 and #75), and a 2% military tuition discount (Student #39). UOP also frequently runs sales promotions where it waives various other fees, such as application fees (generally a $45 application fee).
UOP also has an Education Tuition Program for employees in good standing that provides a waiver for 100% of the tuition and certain other fees, as well as a waiver of 80% of the tuition for family members. These fee waivers are substantial, representing thousands of dollars per year. See Student #73.
In each case, UOP posted the full charges to students’ ledgers. The waiver or discount was then posted as a credit adjustment to ledgers. When packaging Title IV aid, UOP did not adjust the EFA to take these various fee waivers and discounts into account.
UOP personnel explained that under its procedures, the amount of fees and tuition used to determine COA is arrived at by using the amount of the average fees and tuition of all students. UOP Officials stated that it is UOP’s procedure to exclude tuition and fee waivers and discounts that UOP grants when it determines EFA when packaging Title IV aid. UOP personnel further stated that given the high cost of UOP tuition, it is unlikely that UOP would overaward any Title IV aid.
Out of 90 students in the statistical samples, the ledgers of 52 students reflected discounts and waivers of varying amounts. Twenty-five files reflected only de minimus waivers of the $45 application fee.11 The files of some of the following 27 students, however, evidenced substantial amounts, from as low as $65 to as much as $13,990 per academic year.

	Date of Waiver		Waiver
Student #	or Discount	Waiver Description	Amount		Total
#34	7/1/08	PROMO-1 Auto		$130.00	$130.00

#37	8/1/08	PROMO-AXCESS		$130.00	$130.00

#39	7/5/07	DISCOUNT-MILIT		$297.00
	8/16/07	DISCOUNT-MILIT		$297.00
	11/29/07	DISCOUNT-MILIT		$198.00
	1/17/08	DISCOUNT-MILIT		$297.00	$1,683.00
	2/28/08	DISCOUNT-MILIT		$297.00
	4/7/08	DISCOUNT-MILIT		$297.00

#42	8/1/07	PROMO-TUITION	$	l,038.00	$2,076.00
	8/21/07	PROMO-TUITION	$	l,038.00

#45	8/1/08	PROMO-RESOURC		$2,227.50	$2,227.50

#50	1/6/06	PROMO-1 AUTO		$180.00	$180.00

[11]	Students #1, #2, #5, #6, #7, #8, #10, #11, #12, #13, #15, #17, #19, #20, #21, #25, #27, #28, #29, #30, #53, #70, #72, #74, and #79.

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	Date of Waiver		Waiver
Student #	or Discount	Waiver Description	Amount	Total
#51	2/1/08	PROMO-1 AUTO	$75.00	$75.00

#54	12/1/08	PROMO-RESOURCE	$75.00	$75.00

#56	8/26/08	DISCOUNT-WALMA	$154.50
	9/30/08	DISCOUNT-WALMA	$154.50
	11/4/08	DISCOUNT-WALMA	$154.50	$772.50
	12/9/08	DISCOUNT-WALMA	$154.50
	1/27/09	DISCOUNT-WALMA	$154.50

#57	1/1/09	PROMO-APP FEE	$45.00	$140.00
	1/1/09	PROMO-RESOURC	$95.00

#59	1/1/08	PROMO-AUTO	$130.00	$130.00

#60	12/19/07	PROMO-AUTO	$75.00	$75.00

#61	8/13/07	PROMO-AXCESS	$65.00	$65.00

#62	5/23/06	PROMO-APP F	$45.00
	5/23/06	PROMO-RESOURC	$70.00	$280.00
	8/1/06	PROMO-RESOURC	$70.00
	2/1/09	DISCOUNT-ALUM	$95.00

#63	2/11/09	DISCOUNT-ALUM	$95.00	$95.00

#66	6/1/06	PROMO-AXCESS F	$60.00
	6/1/06	PROMO-APP F	$45.00	$165.00
		PROMO-AXCESS	$60.00

#67	6/1/08	DISCOUNT-ALUM	$95.00
	7/8/08	DISCOUNT-ALUM	$95.00
	9/23/08	DISCOUNT-ALUM	$95.00
	10/1/08	DISCOUNT-ALUM	$95.00	$570.00
	11/25/08	DISCOUNT-ALUM	$95.00
	1/20/09	DISCOUNT-ALUM	$95.00

#68	6/1/06	PROMO-APP FE	$45.00	$115.00
	6/1/06	PROMO-RESOURC	$70.00

#71	4/11/06	PROMO-APP FE	$45.00	$115.00
	6/1/06	PROMO-1 AUTO	$70.00

#73	7/1/05	PROMO-APP FE	$110.00
	05-06 Award Yr	DISCOUNT-EMP	$10,650.00
	06-07 Award Yr	DISCOUNT-EMP	$13,990.00	$46,578.00
	07-08 Award Yr	DISCOUNT-EMP	$11,248.00
	08-09 Award Yr	DISCOUNT-EMP	$10,580.00
	through 2/09

#75	5/1/08	DISCOUNT-ALUM	$95.00
	7/8/08	DISCOUNT-ALUM	$95.00	$387.84
	8/1/08	DISCOUNT-ALUM	$95.00
	8/1/08	PROMO-RESOURCE	$102.84

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	Date of Waiver		Waiver
Student #	or Discount	Waiver Description	Amount	Total
#76	7/1/07	PROMO-1 AUTO	$175.00	$175.00

#78	6/1/06	PROMO-RESOURCE	$120.00	$165.00
	6/1/06	PROMO-APP FE	$45.00

#81	6/1/07	PROMO-1 AUTO	$120.00	$120.00

#86	8/1/07	PROMO-1 AUTO	$175.00	$175.00

#87	7/1/07	PROMO-1 AUTO	$175.00	$175.00

#90	8/1/07	PROMO-1 AUTO	$175.00	$175.00
None of the above files contained documentation showing that the discounts or waivers were included in the determination of need. While UOP personnel contended that disregarding such fee waivers and discounts would rarely result in a Title IV overaward, the reality is that this UOP practice may result in overawards.
UOP personnel stated that they had never included the above discounts and waivers in the EFA when calculating need. UOP discovered this error in an internal audit that reviewed the need calculations for 100 randomly chosen files. Out of these 100 files, it found that 62 included fee waivers with potential overawards. Out of these 62 files, UOP found that five students received Title IV overawards totaling $17,000. Due to this discovery, UOP has undertaken the review of the files of all students receiving employee tuition waivers during the 2007-2008 and 2008-2009 award years.
Required Action: In response to this Program Review Report, UOP must continue its file review of all students who received employee tuition benefits during the 2007-08 and 2008-09 award years. UOP must recalculate the EFA and need of each of these students, and determine whether an overaward occurred and the extent of any overaward. It must then prepare a report of its review and submit the same in its response to this Program Review Report. Such report must be prepared in Excel format and contain the following fields, presented by award year:
a)	Student Name, last name first

b)	Student Social Security Number

c)	Student IRN

d)	Student EFC

e)	Student’s COA

f)	Student’s EFA, including all discounts and/or waivers provided during the award year

g)	Total of all discounts and waivers for the award year

h)	Student’s Unmet Need

i)	Pell award

j)	Subsidized FFEL awarded

k)	Unsubsidized FFEL awarded

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i) Any other Title IV aid awarded, by program
m) Total Overaward, identified by program
UOP must engage an IPA to test the file review completed by UOP. The IPA must develop a set of procedures designed for testing the accuracy and completeness of the file review. The suggested procedures must be provided to the Department within 30 days of UOP’s receipt of this Program Review Report. The Department will review the procedures, indicate if any changes are needed, and approve the procedures. The IPA must apply the Agreed Upon Procedures to test the file review completed by UOP, and prepare a report including any exceptions noted during its testing. The exceptions must be detailed and identified. Exceptions must be reported for all file review elements as specified in the finding requirement as presented in the Program Review Report. The IPA must prepare the report in accordance with the AICPA Attestations Standards. The IPA’s report must be submitted with UOP’s response to this Program Review Report.
Any Title IV funds that were overawarded shall be a liability of UOP. The amount of liability, if any, will be identified in the FPRD.
In addition to the file review as described above, UOP must establish and implement policies and procedures that will assure that any adjustment to tuition and/or fees, including, but not limited to, “promotional” adjustments, “discounts,” “waivers,” or other credit adjustments known or contracted for at the time of a student’s enrollment, are included in the EFA when calculating need for any Title IV recipient. A copy of such policies and procedures must be provided with the response to this Program Review Report.
Finding 3. Failure to Verify Data that UOP Had Reason to Believe was Incorrect or Failing to Complete Verification of Files Marked for Verification.
Citation: Institutions must require Title IV applicants to verify information used to calculate an applicant’s Federal Pell EFC in two events:
1.	when the application is selected by the Secretary of Education to be verified; and

2.	when an institution has reason to believe that any information on an application used to calculate an EFC is inaccurate.
34 C.F.R. § 668.54(a).
Information is verified by securing additional documentation or, in some cases, a signed statement attesting to the accuracy of the information provided. An institution is required to verify with documentation the income, household size and number in college. Copies of tax returns, signed by the student and parent for dependent students, must be obtained and reviewed to accurately verify the adjusted gross income, tax payments, tax filing status, and

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untaxed items such as earned income credit as shown on the student’s Institutional Student Information Record (ISIR). 34 C.F.R. § 668.57.
Where verification is required because the institution has reason to believe that information is inaccurate, the institution must require an applicant to verify the information that the institution has reason to believe is inaccurate. 34 C.F.R. § 668.54(a)(3). An institution possesses the requisite degree of administrative capability necessary to participate in the Title IV programs only if it maintains a system to discover such inaccuracies and inconsistencies. 34 C.F.R. § 668.16.
Until all required items are verified and such verification is documented, students with inaccurate or inconsistent information pertaining to the EFC calculation must be considered ineligible. If an institution fails to obtain the necessary verification and resolve all inconsistent information, the student will remain ineligible. While the institution may make one Pell Grant disbursement for the first payment period, it may not disburse FFEL or DL proceeds until verification is complete. 34 C.F.R. § 668.58. If unable to complete verification prior to the time that the student ceases enrollment, any Pell Grant disbursed must be returned to the institution’s Pell Grant Program account. 34 C.F.R. § 668.60.
Noncompliance: In the statistical sample of 45 files for the 2007-2008 award year,12 two files13 revealed verification errors (4.4% error rate). The specific errors were as follows:
•	Student #77’s 2006-2007 ISIR contained a zero EFC. It reflected the following information for the 2005 tax year:

•	The 2005 Adjusted Gross Income:	$22,643

•	Student’s earned income :	$0

•	Spouse’s earned income :	$0

•	Taxes Paid:	$0	EFC = 928

•	Exemptions:	0

•	Worksheet A:	$0

•	Household size :	3
Only one day earlier, the 2007-08 ISIR for the student was processed indicating the following information:

[12]	Student files #1-15, #31-45, and #76-90.

[13]	Student files #77 and #84.

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•	The 2006 Adjusted Gross Income:	$22,643

•	Student’s earned income:	$22,643

•	Spouse’s earned income:	$22,643

•	Taxes Paid:	$244	EFC = 0

•	Exemptions:	00

•	Worksheet A:	$2574

•	Household size:	3
The information reported on both ISIRs was suspect. As to 2006-07, UOP should have questioned how someone with over $22,000 in income, having no exemptions, would have had no earned income and paid no taxes. If, however, the student’s actual 2005 AGI was $22,643, she and/or her spouse had earned income of $22,643 and had three exemptions (student, spouse and child), the student’s EFC would have been 0 and the Pell disbursed should have been $2,025, not $1,550.
As to the 2007-08 ISIR, UOP again did not question what appears to be an obvious error: the student’s earned income was equal to the spouse’s, exactly, yet the AGI was also the exact same amount: $22,643, which was also reported as the AGI for the prior calendar year.
UOP disbursed net14 2006-07 Pell of $903. It also disbursed FFEL, but returned all FFEL funds after the student’s withdrawal.
•	Student #84’s 2006-07 and 2007-08 ISIRs were marked for verification. UOP used the 2006 Form 1040A of the student to verify application data for both 2006-07 and 2007-08. The 2005 tax return should have been used to verify 2006-07 information. For the 2007-08 ISIR, UOP failed to verify information on the ISIR that determined the 2007-08 EFC . The following errors should have been evident to UOP and been resolved:
•	The 2006 return was on form 1040A. The 2007-08 ISIR indicated that the student was not eligible to file 1040A.

•	The 2006 tax return indicated that the student had two exemptions, including a son. The 2007-08 ISIR reflected 0 exemptions on the tax return and a family size of 1 with no children to support. The ISIR did reflect the earned income credit and additional child tax credit on Worksheet A — a fact inconsistent with having no children. As a result of these apparent errors, the student’s EFC for 2007-08 was 6996, resulting in no Pell Grant eligibility.

•	UOP disbursed the following Title IV funds during the 2006-07 and 2007-08 award years without properly verifying the application data for either year:

[14]	UOP had disbursed $1,550 in 2006-07, but the student withdrew during the first payment period. UOP returned $647 of 2006-07 Pell, retaining $903.

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2006-07 Pell:	$2,025
FFEL Subsidized, Loan Period 3/12/07 — 11/12/07:	$3,500
FFEL Unsubsidized, Loan Period 3/12/07 — 11/12/07 :	$4,000
FFEL Subsidized, Loan Period 12/31/07 — 9/1/08:	$4,500
FFEL Unsubsidized, Loan Period 12/31/07 — 9/1/08:	$6,000
Required Action: As to Student #77, UOP must resolve the inconsistent information pertaining to the student’s 2005 income and determine the correct EFC of the student. It must then calculate the correct 2006-07 Pell Grant disbursement, recalculate the amount of Title IV funds which the student earned and adjust the student’s account accordingly.
As to Student #84, UOP must seek to resolve the inconsistent information and to complete the required verification for the 2006-07 and 2007-08 award years. It is to recalculate the EFCs accordingly if it resolves the inconsistent information. If UOP is unable to properly complete verification, it will be required to return all Title IV funds to the Department and the lender, together with any imputed and accrued interest.
Finding 4. Use of Title IV for Non-Program Purposes
Citation: An institution may use Title IV funds to credit a student’s account to satisfy:
a)	Current year charges for tuition and fees; room and board if contracted for; and other educationally related charges for which the student’s or parent’s authorization is obtained; and

b)	Prior year charges of not more than $200, for tuition, fees, room or board; and educationally related charges for which the student’s or parent’s authorization is obtained.
34 C.F.R. § 668.164(d).
Noncompliance: In 16 out of the 90 files reviewed, UOP used Title IV funds to satisfy charges that were not tuition, fees, room or board, and were not educationally related. Such fees include application fees, fees charged of every applicant, regardless of whether enrolled, transcript fees, and late fees, as follows:

Student #	Date Fee Paid by TIV	Fee Description	Fee Amount
#44	5/19/2008	Transcript Fee	$7.00
	5/26/2008	Transcript Fee	$7.00

#50	11/17/05	Application Fee	$110.00

#57	11/13/2008	Application Fee	$45.00

#62	5/23/06	Application Fee	$45.00

#66	4/7/06	Application Fee	$45.00

#68	5/26/2006	Application Fee	$45.00

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Student #	Date Fee Paid by TIV	Fee Description	Fee Amount
#70	6/7/2006	Application Fee	$47.87
#72	1/12/2009	Late Fee	$30.00
#76	5/9/07	Application Fee	$45.00
#77	6/7/07	Application Fee	$45.00
#78	4/23/06	Application Fee	$45.00
#81	1/28/2008	Transcript Fee	$7.00
#83	4/26/2007	Application Fee	$45.00
#86	5/30/2007	Application Fee	$45.00
#87	5/18/2007	Application Fee	$45.00
#90	6/11/07	Application Fee	$45.00
In its most recently completed compliance audit,15 the auditors found the use of Title IV funds to pay transcript, application, and diploma fees from September 1, 2005 through December 31, 2008, totaling $1,102,865. The auditor noted that such fees were nominal on a student by student basis.
If required to return these nominal amounts, students would then be billed and required to pay the sums to UOP.
Required Action: UOP must establish and implement procedures and billing practices to assure that Title IV funds are not credited to any charges that are not educationally related. A copy of such procedures and a description of the practice must be provided in UOP’s response to this Program Review Report.
Finding 5. Failure to Monitor Institutional Attendance Policy.
Citation: In order to continue to participate in any Title IV program, an institution must demonstrate that it is capable of adequately administering the program under each of the standards established in 34 C.F.R. § 668.16. Institutions must establish and maintain the administrative and fiscal procedures and records necessary to ensure proper and efficient administration of Title IV funds. 34 C.F.R. § 668.14(a)(4).
Noncompliance: UOP’s written policy for the “Date of Determination of Withdrawal” states:
The University will determine the withdrawal date within 30 days of the student’s last date of class attendance.
See http://newsource/fa/fateam/policyteam/Policies/Withdrawals_Refunds/Return of Title IV Funds, Withdrawal Date and Date of Determination.doc

[15]	Fiscal year ending August 31, 2008, ACN:09-2008-93787.

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UOP’s “Standard Office Procedure — Official Withdrawal” document provides:
The official withdrawal process needs to be completed for any financial aid student (past or present) taking a break of attendance greater than 29 days (21 days for students attending a Georgia campus) without a Leave of Absence or who is completely withdrawing from the University. The Official Withdrawal Form needs to be completed and processed in order to properly reconcile the student’s account and meet the Department of Education’s Title IV guidelines.
A student who has received financial aid through University of Phoenix at any time notifies his or her counselor that s/he is requesting to officially withdraw or take a break greater than 29 days (or 21 days for students attending Georgia campus).
•	The official withdrawal process can begin with the enrollment, academic, or finance counselor.

•	The student may notify the representative by one of the following methods: phone, email, letter, or in person.

•	The counselor will perform due diligence to retain the student and/or reschedule him or her, but should a break in attendance of greater than 29 days (or 21 days for students attending a Georgia campus) be necessary, the student should be routed to the student’s finance counselor to discuss impacts of the withdrawal.
This document then requires enrollment, academic, and finance counselors to make efforts to retain a student. If the enrollment, academic and finance counselors have exhausted their retention efforts, the finance counselor must review the student’s file to determine if a LOA is appropriate. The finance counselor must then process the Official Withdrawal Form (or LOA Form if applicable).
Out of the total sample of 90 files, 49 Title IV recipients withdrew. For 45 of the 49 withdrawn Title IV recipients, UOP did not determine the students’ withdrawal dates within 30 days of the students’ last date of class attendance. Most of these students were absent 34-35 days before UOP determined that the student had withdrawn. These 45 students are identified on Appendix D, attached hereto.
Required Action: UOP must establish and implement procedures that will assure that it follows its written procedures. In response to this Program Review Report, please provide a copy of the new policies and procedures that address attendance and Title IV procedures for students who withdraw. Please also address any corrective action taken to assure that UOP follows its written attendance / withdrawal procedures.

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Finding 6. Enrollment Status Not Verified Before Disbursement
Citation: An otherwise eligible student becomes ineligible to receive Title IV funds on the date that the student is no longer enrolled. 34 C.F.R. § 668.164(g)(1). If the student’s enrollment ceases because the student withdrew, the institution may make a post-withdrawal disbursement of funds earned by the student prior to withdrawal. 34 C.F.R § 668.164(g)(3).
Noncompliance: The student files revealed that a student who notifies UOP that he or she is withdrawing is treated as an enrolled student until the student fails to attend at least 30 days. For 22 students16 who notified UOP that they were withdrawing, UOP disregarded the withdrawal notice provided by the students and did not acknowledge the withdrawal until after several weeks of absence. Appendix D identifies those students who provided notice and the incorrectly documented “date of determination” used by UOP when it calculated R2T4.
Student #17’s last date of attendance was September 29, 2008. The student notified UOP that he withdrew on October 1, 2008. Notwithstanding this notification, UOP proceeded to disburse $10,147.50 of FFEL funds to the student’s account on October 2, 2008. It then disbursed $519 in Pell Grant funds to the student’s account on October 6, 2008. Even though the student had not been attending and had notified UOP that he withdrew, UOP proceeded to pay a credit balance to the student of $591 on October 9, 2008. UOP did return the unearned Title IV funds on October 23, 2008.
Student #21’s last date of attendance was October 9, 2008. The student notified UOP on October 10, 2008 that she needed to withdraw due to a family emergency. Notwithstanding this notification of withdrawal, UOP proceeded to disburse FFEL funds of $5,197.50 on October 27, 2008. UOP returned these FFEL funds on November 26, 2008.
Student #23’s last date of attendance was October 19, 2008. On October 31, 2008, the student notified UOP that she was withdrawn. Notwithstanding this notice of withdrawal, UOP proceeded to disburse FFEL funds of $4,702.50 on November 7, 2008 and Pell Grant funds of $1,291 on November 10, 2008. UOP returned the FFEL funds on December 11, 2008. UOP also returned $1,024 of the Pell Grant funds on December 11, 2008.
Student #24’s last date of attendance was August 31, 2008. On September 3, 2008, the student notified UOP that she needed to drop her classes and retake them since she was so far behind. UOP called and emailed her on September 3, 5 and 8

[16]	Students #1, #3, #5, #6, #7, #9, #10, #13, #21, #23, #25, #27, #28, #29, #33, #49, #58, #74, #75, #77, #81, and #85.

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regarding her options. On September 10, 2008, UOP dropped the student from her classes. On September 15, 2008, UOP proceeded to disburse FFEL funds of $2,205. UOP returned the FFEL funds on October 21, 2008.
Student #25’s last date of attendance was October 12, 2008. UOP called and emailed the student regarding his absence on October 15, 16, 17, 19, 20, 23, 28, 31 and November 3, 2008. On November 7, 2008, UOP receipt of an “Official Withdrawal Notice.” Notwithstanding the student’s weeks of absence, UOP disbursed FFEL funds of $4,655 on November 4, 2008 and Pell Grant funds of $2,366 on November 7, 2008. UOP also sent the student a credit balance check in the amount of $2,366 on November 10, 2008, after 29 days of absence and after it had received the “Official Withdrawal Notice.”
Student #29’s last date of attendance was October 18, 2008. On October 22, 2008, the student notified UOP that he was withdrawing, advising that “I would like to drop out of my classes because I don’t have time to do the classes and spend time with my family.” UOP proceeded to send the student credit balance checks of $521.06 on October 23, 2008 and of $2,366 on October 28, 2008.
Student #32’s last date of attendance was March 24, 2008. On March 21, 2008, the student notified UOP that he had to drop his classes. UOP noted that he was “very adamant about wanting to drop.” Notwithstanding this notice, UOP proceeded to issue a credit balance check to the student on March 28, 2008 for $936.25.
In response to this finding, UOP advised that it has taken corrective action to make the withdrawal process more transparent and to train staff to better assist students who withdraw. Specifically:
•	UOP stated that it has made the Official Withdrawal Form more readily available electronically

•	UOP has conducted training sessions for staff and provided directions to staff via emails regarding the withdrawal process
In addition, UOP advised that it plans to implement additional procedures, including cancellation of disbursements after two weeks of non-attendance, reconfirming attendance prior to requesting funds from lenders, creation of a student initiated electronic withdrawal process and refining communication/documentation to ensure clarity of intent to withdraw from a course, as opposed to from the institution, including standardized comment fields.
Required Action: In response to this Program Review Report, please provide a copy of all policies and procedures established and implemented by UOP to address this finding, including those policies and procedures planned as enhancements and described in the letter from UOP to the program reviewers dated July 14, 2009. UOP must also establish and

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implement a procedure that documents that the determination date for R2T4 is the date on which a student notifies UOP that he or she is withdrawing when the student provides notice of his or her withdrawal.
D. Appendices
Appendix A (Student Sample) contains personally identifiable information and will be emailed to UOP as an encrypted WinZip file using Advanced Encryption Standard, 256-bit. The password needed to open the encrypted WinZip file will be sent in a separate email.
Appendices B, C and D do not contain personally identifiable information and are attached hereto.
Appendices B and C reflect the calculation of projected liabilities for Finding 1 based on the program review sample of 21 R2T4 students for 2008-2009.
Appendix D identifies the 45 students referenced in Finding 5 as well as the student identified in Finding 6.

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Appendix B — Cost of Funds Worksheet
Late or Unmade Returns (Loans) — Cost of Funds

Name of Institution University of Phoenix, OPE 02098800	Note. The withdrawal date is necessary to determine if an institution has 30 (default) or 45 days to return funds

	Description /				Institution	Return	Return Due	Days	Days	Days		FFEL	PLUS		To Lender/
No.	Name	Return Amount	Program	W/D Date	Det Date	Paid Date	Date	Late	ED	Stud	Interest	SpcA3	Interest	To ED	Student
21		$2,227.50	FFEL Sub	10/09/08	10/10/08	11/26/08	11/24/2008	2	2	0	6.00%	0.00%	0.00%	$0.73	$—
21		$2,970.00	FFEL Unsub	10/09/08	10/10/08	11/26/08	11/24/2008	2	0	2	6.80%	0.00%	0.00%	$—	$1.11
27		$1,732.50	FFEL Sub	10/20/08	10/20/08	12/11/08	12/4/2008	7	7	0	6.00%	0.00%	0.00%	$1.99	$—
27		$2,970.00	FFEL Unsub	10/20/08	10/20/08	12/11/08	12/4/2008	7	0	7	6.80%	0.00%	0.00%	$—	$3.87
29		$1,732.50	FFEL Sub	10/18/08	10/22/08	12/10/08	12/6/2008	4	4	0	6.00%	0.00%	0.00%	$1.14	$—
29		$2,970.00	FFEL Unsub	10/18/08	10/22/08	12/10/08	12/6/2008	4	0	4	6.80%	0.00%	0.00%	$—	$2.21
49		$2,756.95	FFEL Sub	10/13/08	10/23/08	12/08/08	12/7/2008	1	1	0	6.00%	0.00%	0.00%	$0.45	$—
49		$148.50	FFEL Unsub	10/13/08	10/23/08	12/08/08	12/7/2008	1	0	1	6.80%	0.00%	0.00%	$—	$0.03
58		$1,732.50	FFEL Sub	09/07/08	9/8/2008	10/28/2008	10/23/2008	5	5	0	6.00%	0.00%	0.00%	$1.42	$—
58		$2,970.00	FFEL Unsub	09/07/08	9/8/2008	10/28/2008	10/23/2008	5	0	5	6.80%	0.00%	0.00%	$—	$2.77
75		$5,798.88	FFEL Unsub	08/04/08	08/04/08	09/29/08	9/18/2008	11	0	11	6.80%	0.00%	0.00%	$—	$11.88

	Total Principal	$28,009.33											Total	$5.73	$21.87

													Combined Total		$27.60
	Total DL Sub	$—
	Total DL Unsub	$—
	Total FFEL Sub	$10,181.95
	Total FFEL Unsub	$17,827.38
	Total PLUS	$—
Late or Unmade Returns (Non-Loan) — Cost of Funds

Name of Institution University of Phoenix, OPE 02098800	Note. The withdrawal date is necessary to determine if an institution has 30 (default) or 45 days to return funds

	Description	Return			Institution	Return Paid	Return Due	Days	CVFR or	Federal
No.	/ Name	Amount	Program	W/D Date	Det Date	Date	Date	Late	Interest	Share	To ED
29		$2,013.00	Pell Grant	10/18/08	10/22/2008	12/10/2008	12/06/08	4	3.00%	$2,013.00	$0.66
27		$173.53	Pell Grant	10/20/08	10/20/2008	10/11/2008	12/04/08	7	3.00%	$173.53	$0.10
58		$180.00	Pell Grant	09/07/08	9/8/2008	10/28/2008	10/23/08	5	3.00%	$180.00	$0.07

Total Returns		$2,366.53								Totals	$0.84
Totals By Program										Interest Breakdown
Pell Grant		$2,366.53								Pell Grant	$0.84

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Appendix C - Statistical Sample Projection Matrix
Statistical Sample Projection Matrix — Single Finding
Institution: University of Phoenix, OPE 02098800

Population Size	139141
Statistical Sample Size	21	Finding: #1: Late R2T4
		Liability Projection Worksheet

Year Name:	SSN:	Pell	Unsub Loan	Sub Loan
21 2009		0.00	1.11	0.73
27 2009		0.10	3.87	1.99
29 2009		0.66	2.21	1.14
49 2009		0.00	0.03	0.45
58 2009		0.07	2.77	1.42
75 2009		0.00	11.88	0.00

		Pell	Unsub Loan	Sub Loan
#1: Late R2T4	Total Liability in Sample	$0.83	$21.87	$5.73
Liability Projection	Number of Students in Population	139141	139141	139141
	Number of Students in Sample	21	21	21
	Average Liability Per Student in Sample	$0.14	$3.65	$0.96

					Total
	UCL:	$34,666.57	$759,895.74	$175,287.39	$969,849.69
	Projected Liability	$19,247.84	$507,168.95	$132,879.66	$659,296.44
	LCL:	$3,829.11	$254,442.15	$90,471.92	$348,743.18

	UCL:	19.5%	37.3%	31.6%
	Projected Fatal Error Rate	14.3%	28.6%	23.8%
	LCL:	9.0%	19.8%	16.1%

	Standard Deviation	0.259107	4.247002	0.712650
	Plus/Minus for UCL/LCL	15418.73	252726.79	42407.73

	Records	6	6	6

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Appendix D — Finding 5 and Finding 6: Violations of UOP’s 29 Day Absence Rule / Use of Incorrect Date of Determination

			Date of	Determination		LDA to
			Withdrawal	Date	Determination	UOP
Stu			Notice from	Documented by	Date Per UOP	Documented
#	R2T4 AY	LDA	Student	UOP	29 Day Policy	DOD
1	2007-2008	5/12/2008	5/16/2008	6/15/2008	6/11/2008	34
2	2007-2008	12/23/2007	no notice	1/27/2008	1/22/2008	35
3	2007-2008	11/5/2007	11/12/2007	12/9/2007	12/5/2007	34
5	2007-2008	12/24/2007	1/3/2008	1/27/2008	1/23/2008	34
6	2007-2008	4/7/2008	4/7/2008	5/11/2008	5/7/2008	34
7	2007-2008	2/11/2008	3/10/2008	3/16/2008	3/12/2008	34
8	2007-2008	9/2/2007	no notice	10/7/2007	10/2/2007	35
9	2007-2008	3/31/2008	4/11/2008	5/4/2008	4/30/2008	34
10	2007-2008	12/24/2007	1/8/2008	1/27/2008	1/23/2008	34
11	2007-2008	11/18/2007	no notice	12/23/2007	12/18/2007	35
12	2007-2008	9/23/2007	no notice	10/28/2007	10/23/2007	35
13	2007-2008	11/5/2007	11/7/2007	12/9/2007	12/5/2007	34
15	2007-2008	5/28/2007	no notice	6/29/2007	6/27/2007	32
16	2008-2009	9/9/2008	no notice	10/12/2008	10/9/2008	33
18	2008-2009	10/12/2008	no notice	11/16/2008	11/11/2008	35
19	2008-2009	8/10/2008	no notice	9/14/2008	9/9/2008	35
20	2008-2009	8/24/2008	no notice	9/28/2008	9/23/2008	35
21	2008-2009	10/9/2008	10/10/2008	11/9/2008	11/8/2008	31
23	2008-2009	10/19/2008	10/31/2008	11/23/2008	11/18/2008	35
24	2008-2009	8/31/2008	no notice	10/5/2008	9/30/2008	35
25	2008-2009	10/12/2008	11/7/2008	11/16/2008	11/11/2008	35
26	2008-2009	7/21/2008	no notice	8/27/2008	8/20/2008	37
27	2008-2009	10/20/2008	10/20/2008	11/23/2008	11/19/2008	34
28	2008-2009	10/15/2008	10/20/2008	10/27/2008	11/14/2008	12
29	2008-2009	10/19/2008	10/22/2008	11/23/2008	11/18/2008	35
33	2008-2009	5/18/2008	6/16/2008	6/22/2008	6/17/2008	35
43	2008-2009	2/10/2008	no notice	3/16/2008	3/11/2008	35
44	2008-2009	9/1/2008		10/5/2008	10/1/2008	34
46	2008-2009	9/7/2008	no notice	10/12/2008	10/7/2008	35
49	2008-2009	10/13/2008	10/23/2008	11/16/2008	11/12/2008	34
58	2008-2009	9/7/2008	9/8/2008	10/12/2008	10/7/2008	35
65	2007-2008	11/7/2007	no notice	1/10/2008	12/7/2007	64
66	2006-2007	8/13/2006	no notice	9/17/2006	9/12/2006	35
68	2006-2007	6/28/2006	7/31/2006	7/30/2006	7/28/2006	32
71	2006-2007	3/22/2007		4/22/2007	4/21/2007	31
74	2006-2007	5/31/2006	6/7/2006	7/2/2006	6/30/2006	32
75	2008-2009	8/4/2008	7/30/2008	9/7/2008	9/3/2008	34
77	2007-2008	7/22/2007	7/24/2007	8/26/2007	8/21/2007	35

University of Phoenix
OPE ID 02098800
PRCN 200920926841

University of Phoenix
OPE ID 02098800
PRCN 200920926841

			Date of	Determination		LDA to
			Withdrawal	Date	Determination	UOP
Stu			Notice from	Documented	Date Per UOP	Documented
#	R2T4 AY	LDA	Student	by UOP	29 Day Policy	DOD
79	2007-2008	12/23/2007		1/27/2008	1/22/2008	35
81	2007-2008	12/23/2007	1/14/2008	1/27/2008	1/22/2008	35
85	2006-2007	5/6/2007	6/13/2007	6/10/2007	6/5/2007	35
86	2007-2008	10/21/2007	no notice	11/25/2007	11/20/2007	35
87	2007-2008	9/2/2007	no notice	10/7/2007	10/2/2007	35
88	2007-2008	9/17/2007	no notice	11/8/2007	10/17/2007	52
90	2007-2008	12/2/2007	no notice	1/7/2008	1/1/2008	36

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Appendix D: UOP’s Response to the Program Review Report

University of Phoenix
OPE ID 02098800
PRCN 200920926841

UNIVERSITY OF PHOENIX
Program Review Report Response

OPE ID: 02098800
PRCN: 200920926841
April 30, 2010
Attached is University of Phoenix’s response to the initial findings as a result of the Department of Education’s on site Program Review of Title IV administration compliance conducted February 23, 2009 through February 27, 2009 by Donna Wittman, Marcia Clark, Dale Hillard, and Frank Reyes.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Introduction
The University of Phoenix is pleased to provide this response to the Department’s program review report dated December 28, 2009. The University has worked cooperatively with the Department’s program reviewers throughout the process, and we look forward to continued cooperation and coordination as we move towards resolution of the review.
The University notes that the program review results to date, as reflected by the December report, are indicative of the University’s overall compliance in its administration of the Federal Student Aid programs. We believe that the report, by its relatively limited findings, demonstrates the strength of our system of controls and administrative capability.
In this regard, we believe it is noteworthy that the program review results, as set forth in the report, indicate the following:
•	The program review process identified only one finding necessitating further file reviews. The liabilities associated with the technical noncompliance cited in that finding (Finding 1) have already been quantified by the Department and are very small (.013%) relative to the overall aid awarded. The finding pertains solely to the timeliness of certain return of Title IV payments — the reviewers found no inaccuracy or deficiency in the underlying calculations.

•	The other finding wherein the report seeks additional file review information (Finding 2) involves the resolution of an item that the University had previously self-identified and reported to the Department prior to the program review through the University’s internal compliance initiatives.

•	Finding 4 is also an outgrowth of a matter that had been previously self-identified and reported to the Department prior to the program review through the University’s internal compliance initiatives and does not require further file reviews.

•	Overall, the findings cited by the report are limited in both scope and magnitude. However, the University has taken action to address each finding and ensure continued improvement.

•	Any additional concerns that were discussed during the Program Review process have been addressed separately from the response.
We welcome the Department’s program review process as a means to achieve final resolution of self-reported items. While we are pleased that the results of the program review are indicative of our overall compliance, the University is fully committed to identifying, addressing, correcting, and preventing any instances of noncompliance, and we believe the program review process is an important mechanism for facilitating both enhanced and continued compliance.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Finding 1: Return to Title IV (R2T4) Funds Made Late
Finding 1 relates to the identification of student intent to withdraw from the University. As noted in the program review, the date of determination recorded by the University was different in some cases than the date determined by the Department based on the content of notes documented by University personnel that might indicate a student’s intent to withdraw. In some instances, we believe it is unclear whether the student intended to withdraw from a course or the University. While the appropriate amount of funds were returned (the Department found no issues with our calculations of the amounts returned to the lender), the date of determination used by the Department resulted in some late returns, averaging no more than six days outside the required timeframe in the affected sample files.
Required Actions:
1.	Select methodology/option for determining reimbursement of funds to the Department for the cost to the Department of the funds paid late for the 2008-2009 award year.

2.	Submit policies and procedures that 1) assure that when a student provides notice of intent to withdraw that the University treats such notice as the date of determination and returns Title IV funds within the required timeframe and; 2) provide for an explanation of the requirements and procedures for officially withdrawing to the student.
Response:
Due to the error rate noted in the sample (29%) for the 2008-2009 award year, the University is required to reimburse the Department for the estimated cost of Title IV funds paid untimely for that year. Three options for resolution were identified in the report. The University selects option 1, which determines the liability based on projecting the results of the program review sample to the total return of funds population for the 2008-2009 award year. As such, a copy of the check issued in the amount of $659,296.44 (as calculated by the Department using a cost of funds worksheet) is attached (see Exhibit A).
While the University offered multiple methods for students to process withdrawals and had a mechanism in place to identify withdrawals, the Department identified opportunities to tighten existing processes for those students not clearly identified as official withdrawals. The University has addressed the concerns noted in the report by updating the applicable policies and procedures and related consumer information, implementing new technology including student self-service withdrawals, and conducting additional training for campus advisors and University staff.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Policy
The University policy in effect at the time of the review did address date of determination. However, the University has revised the Official & Unofficial Withdrawals Policy (Exhibit B) to more clearly define the date of determination and withdrawal date for students who officially and unofficially withdraw from the University. Furthermore, the policy defines three designated offices where the student can officially withdraw from the University.
Procedure
The University has updated its procedures to ensure clear and timely identification of student intent to withdraw from the University in the Standard Operating Procedure for the Official Withdrawal Process (Exhibit C). The procedures reinforce the policy established above and include two newly implemented processes, which initiate a student-driven electronic workflow to systemically capture the institution’s date of determination with respect to a student withdrawal.
1.	Students may officially withdraw from the University by contacting any of the three designated offices, as defined in policy, via phone, email, and/or in person which will trigger the electronic withdrawal process; or

2.	Students may officially withdraw from the University via electronic means through eCampus, the University’s student portal, which is available to students at any time.
Students who officially withdraw by contacting any of the designated offices directly are considered to have officially notified the University of their intent to withdraw on the date of such contact. The designated offices have been provided with procedures surrounding an automated process to initiate the Return of Title IV steps by entering a standardized comment into the student service notes and counselor task management system. The standard comments initiate an electronic workflow and record the date of determination. The advisors provide standard information to each student on the potential impact of withdrawing including, the fact that an account analysis will be performed to determine balances due, adjustments in Title IV funding (if applicable), and a reminder that any monies owed to a lender must be paid. In addition, the advisors inform students of the available alternatives to withdrawing, the possible financial impacts that may result from withdrawing from the University and the Return of Title IV process. This counseling does not impede the electronic withdrawal process, but is instead aimed at ensuring that students are fully informed concerning options available to them and of the administrative and financial impacts from withdrawing. If the student decides to return to the University within 29 days, the student must submit an electronic withdrawal rescission, and the student’s return is monitored to ensure attendance is posted. Further, the University has a secondary control to capture unofficial withdrawals by monitoring attendance. This process has been strengthened by shortening the processing time.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

An electronic self-service tool (available on eCampus, see Exhibit D) was implemented to allow students the option to officially withdraw from the University without involvement from University personnel. The date of determination is recorded as the date the student completes the electronic form. In addition, consumer disclosures and related acknowledgements are included in the online environment. The University advisors also initiate student contact within three business days to discuss the impacts of withdrawal and future actions. The student also has the ability to contact an advisor at any time during the withdrawal process for questions. As noted above, the counseling does not impede the electronic withdrawal process. If the student decides to return to the University, the student must submit an electronic withdrawal rescission as mentioned above.
The University has also clarified its previously established procedures to assure that students who request withdrawal are readily provided an explanation of the requirements and procedures for officially withdrawing. Such information is provided in consumer information (Exhibit E) and available on eCampus. Through the eCampus withdrawal process, a student is presented a series of acknowledgements and disclosures to ensure appropriate advising.
Additional training has been provided to help ensure staff understand the revised official withdrawal procedures and their role in the withdrawal process. This training included Enrollment Advisors, Academic Advisors, Finance Advisors, University Services staff, Financial Aid staff and Faculty. Training updates continue to be delivered as needed. Polices, procedures and training tools are available on-line for future reference.
As referenced in the program review report, the University did take action to resolve the concerns presented by the Department at the March 2008 meeting and provided supporting documentation. However, the University has further refined the related polices and automated procedures as described above to ensure consistent practices throughout the organization. We believe these enhancements fully address the concerns expressed. We will continue to assess and improve University practices to ensure compliance and a student-centered environment.
Conclusion:
We believe the University has fully addressed Finding 1. The University has revised policies and procedures to better inform students and improve compliance and consistency to provide for a student controlled service. Newly developed processes have been implemented to enhance systems to facilitate electronic processing and tracking of required actions for official withdrawals.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Finding 2: Financial Need Incorrectly Determined
Finding 2 indicates that discounts and waivers were not properly considered in all instances when calculating awards, which could result in an over award. The majority of the waivers and discounts noted in the sample were de minimus, with a few instances of larger dollar amounts. The most significant exception noted relates to an Apollo employee tuition assistance waiver. As indicated in the report, the employee tuition assistance matter was self-reported by the University in the 2008 compliance audit prior to the program review.
Required Actions:
1.	Complete employee tuition assistance file reconstruction for the 2007-2008 and 2008-2009 award years.

2.	Engage an Independent Public Accountant (IPA) to review the University’s employee tuition assistance file reconstruction and submit an IPA report with the University’s program review response.

3.	Submit policies and procedures to assure that any adjustments to tuition and/or fees known or contracted for at the time of a student’s enrollment are included in the Estimated Financial Assistance (EFA).
Response:
The University has an established process that elicits from the student, on the required financial aid application, pertinent information about scholarships, grants, waivers, employee tuition assistance, discounts and other financial resources that support their education. These self-reported benefits are evaluated as EFA when the student’s financial aid awards are calculated. Therefore, a process exists to include reported amounts in the calculation of the award.
The report mentioned that the majority of fee waivers are de minimus in nature. Additionally, for more substantial amounts including discounts, the Cost of Attendance (including tuition, fees and living expenses as defined and mandated by law) at the institution will usually exceed such amounts even when tuition is covered in full by another source. We reviewed each of the student files listed in the finding and none of the students were over awarded.
The more significant amounts relate to the employee tuition assistance benefits. In conjunction with its ongoing assessment of controls and as part of its continuous improvement efforts, the University determined that the Apollo employee tuition assistance was not consistently included in EFA. The University self-reported this matter in the 2008 compliance audit. Once identified, policies, procedures and controls surrounding this process were evaluated and revised appropriately. Additionally, the University evaluated each student who received Apollo tuition benefits to confirm that the tuition benefit was included in the evaluation of the student’s unmet need. Where these benefits were originally omitted, the University recalculated the award, corrected it where necessary and

University of Phoenix
OPE ID 02098800
PRCN 200920926841

returned the funds to the Title IV source. The results of these corrections are included in the discussion below.
On September 30, 2009, communication was received from the Department of Education in the form of a Final Audit Determination Letter (FADL) for the 2008 compliance audit regarding incorrectly calculated Title IV awards for other resources not included in EFA. Per the FADL, “it appears that UOP has taken the necessary corrective action to address this finding.” That corrective action included a review of awards for students receiving Apollo employee tuition benefit, as well as Title IV funds in the 2007-2008 and 2008-2009 award years to determine the total over award amount due to the omission of employee tuition benefits in EFA. A total of 221 students with over awards were reported, resulting in a total of $460,771 for the 2007-2008 award year. For the 2008-2009 award year, a total of 97 students with over awards were reported, resulting in an over award amount of $279,334. The over awarded funds were returned to the appropriate source and the student accounts were adjusted to minimize the impact to the student.
While the FADL acknowledged the corrective actions taken to resolve the finding, it also indicated that further direction would be provided in the program review report. As such, the report required the results of the analysis to be evaluated by an Independent Public Accountant (IPA). The University engaged an IPA to complete the review. The review procedures were developed by the IPA and submitted to the Department within 30 days of receipt of the report. The Department approved the procedures as written. In preparation for this review, additional files were discovered in our original 2007-2008 population that required further analysis. Additionally, minor adjustments were made to the 2008-2009 results. The file review was completed and a comprehensive results file was compiled. The IPA completed the agreed upon procedures for both years as required. The revised results for 2007-2008 totaled 441 students with over awards, resulting in $855,256 being returned to the source. The results for 2008-2009 totaled 98 students, resulting in $291,095 being returned to the source. The IPA confirmed these results (see Electronic Media Exhibit A for detailed report in the format required by the Department) and prepared a report in accordance with the AICPA Attestation Standards (see Exhibit F). The University further addressed the concern by revising related policies and procedures as identified below.
Policy
The University policy in effect at the time of the review did address other sources of funding as reported by students in the application process. However, the University has revised the Packaging Policy (Exhibit G) to more clearly define estimated financial assistance in determining need.
Procedure
The University has implemented procedures to consistently capture employee tuition assistance for inclusion in the award process. Students who are eligible for Apollo tuition assistance are identified weekly by a report generated from the student accounting system that identifies employees, spouses, and dependents. That file is compared to the financial aid system to determine if any students reported are a Title IV applicant. An electronic

University of Phoenix
OPE ID 02098800
PRCN 200920926841

comparison is then performed to verify benefits have been self reported and properly included in the award process. If not, the award is revised accordingly.
This process is repeated weekly and includes a cumulative list of all affected students to ensure the evaluation of the student file had been properly completed.
In continuing to improve current procedures, the application information related to self-reporting is being further enhanced to ensure the questions are more clearly stated. Additional guidance is being included to ensure students understand what should be reported as other financial assistance. Employee tutorials that are required for those students receiving employee benefits are being enhanced to provide additional guidance to ensure this information is properly reported when completing the financial aid application.
The University is developing a systematic solution as an enhancement to existing systems as a means to identify other benefits a student receives to pay tuition and fees, such as support from other employers, tuition discounts and waivers. The automated solution will identify the amount of any benefit paid directly to the student’s account, evaluate if the student previously reported the benefit and support an analysis of whether the benefit on the student account would cause the student to have resources greater than the student’s financial need or cost of attendance. When implemented, the automated solution will add additional controls at the point financial aid is awarded and at the time of disbursement in a loan period/academic year to identify changes between those events.
Conclusion:
We believe the University has fully addressed Finding 2. The University evaluated each student who received Apollo tuition benefits as identified above to confirm that the tuition benefit was included in the evaluation of the student’s unmet need. Any required adjustments to a disbursed award were processed and returned to the source while minimizing the adverse impact to the affected students. The results of this review were subject to external examination by an IPA and a report was prepared indicating the results were complete and accurate. In addition, the University has revised policies and procedures to better ensure compliance and consistency in capturing and including employee tuition assistance in awards. Finally, the University is developing a systematic solution that will further automate this process to capture the various forms of estimated financial assistance for consideration in the award and disbursement processes.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Finding 3: Failure to Verify Data that UOP Had Reason to Believe was Incorrect or Failing to Complete Verification of Files Marked for Verification
Finding 3 relates to resolution of inconsistent information in two student files that may have an impact on the student award. The report also noted that for one of these students, inconsistent information was not resolved during the verification process.
Required Action:
1.	Correct the two exceptions noted.

2.	Return funds to the program, including imputed interest.
Response:
While verification policies and procedures have been appropriately established and are in compliance with the requirements, components of the process are manual in nature. As a result, two discrepancies were noted in the file review. The files were reviewed by the University as required. The results are as follows:
•	Student #77
•	Although the information noted in the program review report was available to the Federal Government in the Federal Central Processing System (CPS) for 06/07 and 07/08, the Department did not select the student for verification in either year. Therefore the issue is whether the institution should have selected the student for verification. The facts in this student’s case are as follows:
a)	For 2006-2007, the student applied for financial aid on June 11, 2007, began two classes on June 18, 2007 and discontinued attendance of both classes on July 22, 2007 resulting in an unofficial withdrawal determination on August 26, 2007. The Department did not select the student file for verification or identify any “C” codes for resolution. The student reported an Adjusted Gross Income (AGI) of $22,643, income earned from work of $0, taxes paid of $0, and a family size of three. When calculating the Expected Family Contribution (EFC), the CPS edit number 2055 assumed that the AGI and income earned from work were the same. However, the CPS did not calculate a Social Security Tax allowance on the assumed student wages. The student’s EFC using those CPS assumptions was 928 with a Pell Grant award of $3,100 for the year and $1,550 for the payment period.

b)	The student was determined to be unofficially withdrawn on August 26, 2007 and had been disbursed $5,300 ($1,550 Pell Grant, $1,750 Subsidized, and $2,000 Unsubsidized) on July 9, 2007. The student completed 22.6% of the payment period, which resulted in an R2T4 calculation and the return of $2,941 ($2,000 unsubsidized and $941 subsidized) of loan funds by the institution (see Exhibit H).

University of Phoenix
OPE ID 02098800
PRCN 200920926841

c)	Although the citation in the Program Review Report relates to an institution having a “reason to believe that any information on an application used to calculate an EFC is inaccurate”, we are unaware of a requirement that institutions must identify a “reason” in this case. As mentioned, the CPS calculation assumed the income earned from work, none of the other major data elements, which impact the EFC calculations such as federal taxes paid, household size, number in college, and untaxed income and benefits were suspiciously inconsistent, the student was not selected by the CPS for verification and there were no comment codes for resolution. The Student Aid Handbook relative to discrepant tax data indicates the following:
“We have already stated that financial aid administrators do not need to be tax experts, yet there are some issues that even a layperson with basic tax law information can evaluate. Because conflicting data often involve such information, FAAs must have a fundamental understanding of relevant tax issues that can considerably affect the need analysis. You are obligated to know: (1) whether a person was required to file a tax return, (2) what the correct filing status for a person should be, and (3) that an individual cannot be claimed as an exemption by more than one person.”
It appears that the Department clarified the circumstances requiring an institution to evaluate such inaccuracies and inconsistencies. The student does not fall into any of these three circumstances; therefore, it would appear that there was no obligation to review the record for 06-07. We can find no guidance where the Department has specified the ISIR item analysis mentioned for 06-07.

However, as required by the report, we manually recalculated the student’s Expected Family Contribution (EFC) assuming the income earned from work was the same as Adjusted Gross Income (AGI) with a household size of three (see Exhibit I). That calculation, with an allowance for Social Security Taxes, resulted in a change of EFC from 928 to 547, with a resulting Pell award increase from $3,100 to $3,500. Because the student withdrew, we re-performed the R2T4 calculation using the higher Pell amount (see Exhibit J). The unearned institutional charges remained less than the amount of Title IV aid to be returned even when adding the adjusted Pell award in the calculation, therefore the institutional responsibility for returning funds remained the same. Under either scenario, the amount to be repaid by the student for student loans remained the same and the amount to be repaid to grants was zero due to the amount being less than the Title IV grant protection of one-half of the Title IV grant disbursed for the payment period. Therefore, no additional return is necessary.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

d)	For 2007-2008, the student applied for aid on 5/31/07; was not selected for verification despite the CPS having access to the data now being questioned. The student’s AGI was the same as it had been in 2006-2007, $22,643; however, this time the student reported income from work as $22,643 and the same amount earned by spouse, taxes paid were $244 and the family size was three.

e)	For the 07-08 FAFSA application, the CPS did produce an informational comment code of 098 indicating, “You have reported the same amount for your income and your spouse’s income (Items 38 and 39)”.

f)	The University did not process this application as the student was still in the student’s original academic year and loan period. The analysis for 2007-2008 would have been initiated and C codes analyzed and resolved as required when the student neared completion of the student’s crossover payment period paid from the 2006-07 ISIR.
•	Student #84
•	All funds were returned on January 7th, 2010, for 2006-2007, totaling $9,379.37 (see Exhibit K).

•	For 2007-2008, the file had no conflicting information that required action as defined under the regulations. The University did proceed with analysis by recalculating the EFC assuming there were two exemptions and the student was eligible to file a 1040 A/EZ tax return. The recalculation resulted in no change in the student’s eligibility for Title IV funds.
Based on the results above, in one instance inconsistent information was not properly resolved and the funds have been returned to the appropriate source. In addition the Department has completed a cost of funds calculation on the funds (see Exhibit L), resulting in $1,530.03 to be remitted to the Department (see Exhibit M for copy of check). The student accounts have been properly adjusted, resulting in no adverse impact to the student.
To ensure further compliance, training was conducted that reiterated policies and procedures. This training will continue to occur as required.
Conclusion:
We believe the University has fully addressed Finding 3. The University reviewed the two student exceptions as required. We agree with the finding for student 84 for the 2006-2007 award year and have returned the funds. The exception was caused by an error in the manual process. We do not believe there was a requirement to follow-up on student 77 for the 2006-2007 award. In addition, the student was not a Title IV recipient for the 2007-2008 award year.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Finding 4: Use of Title IV for Non-Program Purposes
Finding 4 identifies instances of Title IV funds used to satisfy certain nominal charges that were not educationally related. As noted in the program review report, the application of funds to ineligible fees matter was self-reported by the University and included in the 2008 compliance audit prior to the program review. In conjunction with this self-reported item, an analysis of the funds applied to the student accounts and related system controls was completed and corrective action was implemented.
Required Actions:
1.	Submit policies and procedures and a description of the practices to ensure that Title IV funds are not credited to any charges that are not educationally related.
Response:
In conjunction with its ongoing assessment of controls and as part of its continuous improvement efforts, the University discovered that in some instances Title IV funds were applied to ineligible fees. Once identified, policies, procedures and controls surrounding this process were evaluated and revised appropriately. The University implemented systematic controls and more stringent monitoring controls. The exceptions noted in the program review occurred prior to the implementation of these improved controls.
On September 30, 2009, communication was received from the Department of Education in the form of a FADL regarding application of Title IV funds to ineligible fees. Per the FADL, “ it appears that UOP has taken the necessary corrective action to address this finding.” While the FADL acknowledged the corrective actions taken to resolve the finding, it also indicated that further direction would be provided in the program review report. As such, the program review report requires the submission of current policies and procedures on the matter.
Policy
The University Allowable Charges policy (Exhibit N) has been updated to more clearly define allowable charges.
Procedure
As described above, system controls now prevent application of funds to ineligible fees. To ensure exceptions do not occur, a monthly monitoring control was also established. Corporate Accounting runs and monitors an exception report to ensure funds were properly applied. In addition, a second review is conducted on a quarterly basis.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Conclusion:
We believe the University has fully addressed Finding 4. The University conducted a complete analysis of the funds applied upon discovery of the issue. Policies, procedures and controls surrounding this process were evaluated and revised appropriately. The University implemented system enhancements to provide more stringent controls to ensure compliance.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Finding 5: Failing to Monitor Institutional Attendance Policy
Finding 5 relates to the incorrect date of determination of a student’s unofficial withdrawal. As noted in the program review, the University’s written policy states that the University will determine the unofficial withdrawal date within 30 days of the student’s last date of class attendance. In the files reviewed, there were instances noted of a withdrawal date not determined until 34-35 days.
Required Actions:
1.	Submit policies and procedures that address attendance and Title IV procedures for students who withdraw.

2.	Address corrective actions taken to ensure UOP follows written attendance/withdrawal procedures.
Response:
The University’s written policy states that the University will determine the withdrawal date within 30 days of the student’s last date of class attendance. In order to make this determination, the University runs a weekly “Exit Report” to capture students who had a break in attendance of greater than 29 days. The “ Exit Report” is run only on weekends to balance system capacity. As a result, the report date, which is used as the date of determination, can be up to 10 days beyond 29 days of their last date of attendance. While the withdrawal date in some instances was not determined within 30 days of the student’s last date of class attendance as stated in the prior policy, there were no late or incorrectly calculated return of Title IV funds identified in this finding.
Policy
While no procedural changes were required, the University has revised the Official & Unofficial Withdrawals Policy (Exhibit A) to more clearly and accurately describe the processes. That revised policy indicates that the University will determine the withdrawal date for students who unofficially withdraw no greater than 10 days after the 29th day the student was in class attendance. We appreciate the Department’s review and the suggested changes to the proposed policy and concurrence that procedures do not need to be submitted in response to this review.
Conclusion:
We believe the University has fully addressed Finding 5. The University has revised its policy specifying the date of determination for unofficial withdrawals to ensure continued compliance with University policy.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Finding 6: Enrollment Status Not Verified Before Disbursement
Finding 6 relates to the disbursement of Title IV funds for students who officially notified the University of their intent to withdraw. As noted in the program review report, the date of determination recorded by the University was different in some cases than the date determined by the Department based on the content of notes documented by University personnel that might indicate a student’s intent to withdraw. In some instances we believe it is unclear whether the student intended to withdraw from a course or the University. The Department’s interpretation of the notes documented by University personnel is that the student intended to withdraw from the University resulting in disbursing funds to a student who is no longer enrolled.
Required Actions:
1.	Submit policies and procedures established to address this finding.

2.	Establish and implement a procedure that documents that the determination date for R2T4 is the date on which a student notifies UOP that he or she is withdrawing when the student provides notice of his or her withdrawal.
Response:
While the University has taken actions to implement the enhancements as outlined below, automated disbursement controls already existed. These controls confirm, at the point of disbursement, that the student is meeting eligibility criteria in that payment period for the applicable award year. That criteria includes confirming admission status, Satisfactory Academic Progress, and that the student is enrolled and has attended the first course of the schedule. If the student does not meet the criteria in the automated process, the disbursement record is pended until all criteria are met.
We believe that the cases cited in this finding in the program review do not speak to weakness in this control environment that verifies enrollment before disbursement. Rather, the cases relate to Finding 1 regarding accurate recording of the date of determination for students who intend to withdraw. Had the student intent to withdraw been processed in a timely manner, the controls mentioned above would have prevented disbursement of funds.
The University has tightened controls surrounding date of determination when a student notifies the designated office of intent to withdraw (see response to finding 1).
As stated in a communication on July 14, 2009, the University implemented enhanced disbursement controls to ensure eligible students receive Title IV funds. With these controls, the student is considered to be enrolled, in accordance with University policies. The disbursements are not cancelled, but placed on hold until the student meets the following criteria.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

•	First time, first-year undergraduate borrowers do not receive their first disbursement until 30 calendar days after the student begins the program (see Exhibit O for Disbursements & Inadvertent Overpayments Policy). For students that have been out of attendance for 14 days, funds will be held until the student resumes attendance or officially withdraws (see Exhibit P). This was previously defined as a cancelation of funds when two consecutive nights of non-attendance are posted. As we analyzed the practical implications of cancelling funds and obtaining the funds back from lenders, we determined that it would not be appropriate to immediately take this action if the student resumed eligibility while maintaining an active enrollment status.
Conclusion:
As detailed above, controls existed to confirm appropriate enrollment status at the time funds are requested from the lender, and again when funds are disbursed to the student. Additional controls have been implemented to further enhance disbursement releases. The cases cited in the program review report represent exceptions surrounding date of determination when a student notified the designated office of intent to withdraw. Had the student intent to withdraw been processed in a timely manner, the controls mentioned above would have prevented disbursement of funds.
We believe the University has fully addressed the issues related to acknowledging student intent to withdraw as outlined in the response to finding 1. The University has revised policies and procedures to better ensure compliance and consistency. Newly developed processes have been implemented to enhance systems to facilitate electronic official withdrawal processing, recording of the date of determination and tracking of required actions for official withdrawals within 45 days of the date of determination. These official withdrawal enhancements combined with existing and additional disbursement controls identified above address the concerns cited.

University of Phoenix
OPE ID 02098800
PRCN 200920926841

Appendix E: Finding 3, Cost of Funds Calculation